Filed Pursuant to Rule 424(b)(5)
Registration No. 333-203622

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 9, 2018)

ENERGOUS CORPORATION

Common Stock

Warrants

Having an Aggregate Offering Price of Up to

$25,000,000

We have entered into a placement agreement with Roth Capital Partners, LLC, as our placement agent, (“Placement Agent”) relating to the shares of common stock of Energous Corporation, par value $0.00001, offered by this prospectus supplement. In accordance with the terms of the placement agreement, we may offer and sell shares of common stock (“Shares”) and warrants to purchase common stock (and the shares issuable from time to time upon exercise of the warrants) (each a “Warrant,” and collectively, the “Warrants,” and collectively with the Shares, the “Securities”) having an aggregate offering price of up to $25,000,000 from time to time through or to our Placement Agent.

Sales of the Securities under this prospectus supplement, if any, will be made by means of ordinary brokers’ transactions through the facilities of The Nasdaq Stock Market, any other national securities exchange or facility thereof, a trading facility of a national securities association or an alternate trading system, to or through a market maker or directly on or through an electronic communication network or any similar market venue, at market prices, in block transactions or as otherwise agreed between us and the Placement Agent. Our common stock trades on The Nasdaq Stock Market under the symbol “WATT.” On February 26, 2019, the last reported sale price of our common stock on The Nasdaq Stock Market was $8.16 per share. There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange or other nationally recognized trading system.

The compensation of our Placement Agent for sales of the Securities shall be a commission rate equal to 6.0% of the gross sales price per share of common stock. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” in this prospectus supplement.

The Placement Agent is not required to sell any specific number or dollar amount of the Securities but will use reasonable best efforts, as our agent and subject to the terms of the placement agreement, to sell the Securities offered, as instructed by us. The offering of the Securities pursuant to the placement agreement will terminate upon the earlier of (i) the sale of all of the Securities subject to the placement agreement or (ii) the termination of the placement agreement by us or by the Placement Agent pursuant to the terms of the placement agreement.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-7 of this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

	Per Share and (0.5) of a Warrant	Total (2)
Public offering Price	$7.50	$25,000,000
Placement Agent fees (1)	$0.45	$1,500,000

Proceeds to us (before expenses) (3)	$7.05	$23,500,000

(1)	See “Plan of Distribution” for additional disclosure regarding placement agent fees and estimated offering expenses.
(2)	Assumes maximum offering is completed
(3)

We anticipate the total expenses associated with this offering will be approximately $200,000. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent fees and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. The offering is expected to close on or about March 1, 2019, subject to customary closing conditions without further notice to you. We have not arranged to place the funds from investors in an escrow, trust or similar account.

The Placement Agent expects to deliver the Securities on or about March 1, 2019.

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $205,069,122, based on 26,683,458 shares of common stock outstanding and approximately $7,862,878 shares held by affiliates, at a price of $8.16 per share, which was the last reported sales price of our common stock as quoted on The Nasdaq Capital Market on February 26, 2019.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ROTH CAPITAL

The date of this prospectus supplement is February 27, 2019.

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement, and the information incorporated herein by reference, may add, update or change information in the accompanying prospectus. You should read the entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference herein that are described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering. Neither we, nor the Placement Agent have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

The information appearing in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering is accurate only as of the date of the respective document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf, and the documents incorporated by reference in the prospectus supplement, in their entirety before making any investment decision.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference are based on management’s estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information. None of the independent industry publications used in this prospectus supplement, the accompanying prospectus or the documents we incorporate by reference were prepared on our or our affiliates’ behalf and none of the sources cited by us consented to the inclusion of any data from its reports, nor have we sought their consent.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus supplement, unless otherwise stated or the context otherwise requires, the terms “Energous,” “we,” “us,” “our” and the “Company” refer to Energous Corporation. References to our “common stock” refer to the common stock of Energous Corporation.

All references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding revenues, liquidity and financial performance, the anticipated results of our development efforts, competitive advantages, the timing for receipt of required regulatory approvals, expectations for product shipments, and expectations regarding product launches. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, strategies, projections, anticipated events and trends, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in our forward-looking statements. Therefore, you should not rely on the occurrence of events described in any of these forward-looking statements. Important factors that could cause actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: our ability to develop commercially feasible technology; receipt of necessary regulatory approvals; our ability to find and maintain development partners; market acceptance of our technology; the amount and nature of competition in our industry; our ability to protect our intellectual property; other risks and uncertainties included in this prospectus supplement under the caption “Risk Factors;” and risks and uncertainties described in documents incorporated by reference into this prospectus supplement and the accompanying prospectus. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information under the heading “Risk Factors” in this prospectus supplement beginning on page S-XX, in the accompanying prospectus beginning on page XX, and in our most recent Quarterly Report on Form 10-Q and the information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Company Overview

We have developed our WattUp® wireless power technology, consisting of proprietary semiconductor chipsets, software controls, hardware designs and antennas, that enables radio frequency (“RF”) based charging for electronic devices. The WattUp technology has a broad spectrum of capabilities, including contact-based wireless charging and wireless charging at various distances, and in some use cases mobility charging. In November 2016 we entered into a Strategic Alliance Agreement with Dialog Semiconductor plc (“Dialog”), an industry leader in Bluetooth low energy semiconductors and power management semiconductors. In conjunction with the Strategic Alliance Agreement, Dialog manufactures and is the exclusive distributor of integrated circuit (“IC”) products of our design and provides sales and logistic support on a global basis. We believe our proprietary WattUp technology can be utilized in consumer electronics such as wearables, hearing aids, earbuds, Bluetooth headsets, Internet of Things (“IoT”) devices, smartphones, tablets, smartwatches, fitness bands, keyboards, mice, remote controls, rechargeable lights, batteries, medical devices, and other devices with charging requirements that would otherwise require battery replacement or an external power connection.

We believe our technology is innovative in its approach, in that we are developing solutions that charge electronic devices by surrounding them with a focused RF energy pocket. We are engineering solutions that we expect to enable the wire-free transmission of energy, initially for contact-based charging applications, and potentially for non-contact charging at distances up to approximately three feet, and even low-power charging at up to 15 feet. For non-contact applications, our transmitter technology is able to mesh into a wire-free charging network that will allow users to charge their devices as they move about some space. To date, we have developed multiple transmitter prototypes and multiple receiver prototypes. The transmitters vary in terms of their form factor, power specification, and frequency. The receivers can be used in a variety of applications, such as smartphone battery cases, toys, fitness trackers, Bluetooth headsets, tracking devices, and stand-alone receivers. We are engaged in pre-production and initial production activity with several consumer electronic, medical device and industrial companies to introduce our contact-based near field transmitters and receivers in products going to market in 2019. We are also in discussion with potential customers in the consumer and industrial spaces that are considering our solutions for low power distance charging for products that could enter the market in 2019.

When the company was founded in 2012, we recognized the need to design and build an enterprise-class network management and control software (“NMS”) system that would be integral to the architecture and development of our wire-free charging technology. Our NMS system is robust enough to scale up to control thousands of devices across an enterprise, or scaled down to meet the needs of a home or IoT environment.

In December 2017, we announced Federal Communications Commission (“FCC”) certification of our first-generation WattUp Mid Field transmitter, which simultaneously powers multiple devices at a distance of up to three feet. This transmitter underwent rigorous, multi-month testing to verify that it met consumer safety and regulatory requirements. We believe this was the first certification of a Part 18 FCC-approved non-contact wireless charging transmitter, and that it establishes engineering design precedents that can streamline future regulatory approvals for our technology and for our customers’ end-products that employ our technology.

Our technology solution consists principally of transmitter controller ICs, power amplifier ICs and receiver ICs, as well as novel antenna designs and proprietary software algorithms. We submitted our first IC design for wafer fabrication in 2013 and have developed many generations of transmitter and receiver ICs, antenna designs, and software algorithms. We believe that these components optimize our technology by reducing size and cost, while increasing performance to enable our technology to be integrated into a broad spectrum of devices. We have developed a “building block” approach that allows us to scale our product implementations by combining multiple transmitter building blocks or multiple receiver building blocks to meet the the power, distance, size and cost requirements of customer applications requirements. Our technology is readily scalable because the same ICs that are used for contact based charging can be used for distance based charging solutions. We have developed two classes of chip solutions, a CMOS-based technology focused on low cost, small footprint and low power (less than 5 watts) and a GaAs/GAn-based technology capable of delivering higher power with greater efficiency. We intend to continue to invest in research and development with high power capabilities of 20 watts and beyond at high levels of efficiency. We intend to invest improving product performance, efficiency, cost-performance and miniaturization as required to reach multiple markets and expand the power-at-a-distrance ecosystem, while maintaining a technology lead on potential competitors.

In 2015, we entered into a Development and License Agreement with one of the top consumer electronics companies in the world based on total worldwide revenues. The agreement is milestone-based and while there are no guarantees that our WattUp technology will ever be integrated into this company’s products, the relationship has helped to drive our innovation and provided financial benefits in the form of engineering services revenues. The relationship has also been beneficial to Energous because the consumer electronics company has provided insight and direction that accelerated our technology development and our regulatory initiatives. We expect this relationship to continue, and possibly to result in additional engineering services revenue. If our technology is ultimately incorporated into products sold by this consumer electronics company, significant revenues is possible based on our WattUp® technology integrated into those products.

In February 2016, we began delivering evaluation kits to potential licensees of our technology, to allow their respective engineering and product management departments to test and evaluate the technology. Our customers’ product development, technology integration and product introduction cycles occur over multiple quarters and generally more than a year elapses before first evaluation and final shipment of the customer’s product. We expect this commercialization cycle to shorten over time as the technology matures.

With the exception of our 2015 Development and Licensing Agreement with a top-tier consumer electronics company, we maintain exclusive rights to all intellectual property in our technology. Our intellectual property strategy includes pursuing patent protection for new innovations. As of February 19, 2019, we had more than 125 pending patent and provisional patent applications. As of that date, the U.S. Patent and Trademark Office and international patent offices had issued 176 patents and had notified us of the allowance of 26 additional patents. In addition to the inventions covered by these patents and patent applications, we have also identified specific inventions that we believe are novel and patentable. We intend to file for patent protection for the most valuable of these, and for other inventions that we expect to develop. This is a significant annual expense and we continually monitor the costs and benefits of each patent application and pursue those that we believe are most protective for our business and expand the core value of the Company.

Our seasoned management team has both private and public company experience, as well as relevant industry experience. In addition, we have identified and hired key engineering resources in the areas of IC development, antenna development, hardware, software and firmware engineering as well as integration and testing, which will allow us to continue to expand our technology and intellectual property and to meet our licensees’ support requirements.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. We are choosing to “opt out” of the extended transition periods available under the JOBS Act for complying with new or revised accounting standards, and intend to take advantage of the other exemptions.

Corporate Information

Our common stock is quoted on The Nasdaq Stock Market under the symbol “WATT”. As of February 14, 2019, we had 69 full-time employees, 60 of whom were engineers. We were incorporated in Delaware in 2012. Our corporate headquarters is located at 3590 North First Street, Suite 210, San Jose, CA 95134. Our website can be accessed at www.energous.com. The information contained on, or that may be obtained from our website, is not, and shall not be deemed to be, part of this Annual Report on Form 10-K.

THE OFFERING

Issuer	Energous Corporation

Shares we are offering	3,333,333 shares of common stock, par value $0.00001 per share, 1,666,666 warrants, each to purchase one share of our common stock. The Shares and Warrants are immediately separable and will be issued separately. This prospectus supplement also registers the shares of common stock issuable upon the exercise of the Warrants being offered. The Securities having an aggregate offering price of up to $25,000,000.

Use of proceeds	We intend to use the net proceeds from this offering, after deducting the Placement Agent’s commissions and our offering expenses, to fund our product development efforts, regulatory activities, business development and support functions, and for general and administrative expenses and other general corporate purposes. See “Use of Proceeds” for additional information.

Risk factors	Investing in our securities involves a high degree of risk. You should carefully consider all the information included or incorporated by reference in this prospectus supplement prior to investing in our common stock. In particular, we urge you to carefully read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Nasdaq Stock Market Symbol	WATT

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including any risk factors contained in our annual and other reports filed with the SEC. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose part or all of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to Our Business

We have no history of generating meaningful product revenue, and we may never achieve or maintain profitability.

We have a limited operating history upon which investors may rely in evaluating our business and prospects. We have generated limited revenues to date, and as of December 31, 2018, we had an accumulated deficit of approximately $225 million. Our ability to generate revenues more reliably and on a larger scale, and to achieve profitability, will depend on our ability to execute our business plan, complete the development and approval of our technology, incorporate the technology into products that customers wish to buy, and, if necessary, to secure financing to enable us to do all this. If we are unable to generate revenues of significant scale to cover our costs of doing business, our losses will continue and we may not achieve profitability, which could negatively impact the value of your investment in our securities.

Terms of our Development and License Agreement with a tier-one consumer electronics company could inhibit potential licensees from working with us in specific markets.

We have entered into a Development and License Agreement with a tier-one consumer electronics company to embed our WattUp wire-free charging receiver and transmitter technology in various products, including consumer electronics and related accessories. This agreement provides our strategic partner a time-to-market advantage during the development and until one year after the first customer shipment for specified WattUp-enabled consumer products. This may inhibit other potential licensees of our technology from engaging with us on competing consumer products and may cause them to seek solutions offered by other companies, which could have a negative impact on our revenue opportunities and financial results.

We may be unable to demonstrate the feasibility of our technology.

We have developed working prototypes of products using our technology, but additional research and development is required to commercialize our technology for applications that can be successfully integrated into commercial products. Our research and development efforts remain subject to the risks associated with the development of new products that are based on emerging technologies, such as unanticipated technical problems, the inability to identify products utilizing our technology that will be in demand with customers, getting our technology designed in to those products, designing new products for manufacturability, and achieving acceptable price points for final products. Our technology must also satisfy customer expectations and be suitable for them to use in consumer applications. Any delays in developing our technology that arise from factors of this sort would aggravate our exposure to the risk of having inadequate capital to fund the research and development needed to complete development of these products. Technical problems causing delays would cause us to incur additional expenses that would increase our operating losses. If we experience significant delays in developing our technology and products based on it for use in potential commercial applications, particularly after incurring significant expenditures, our business may fail, and you could lose the value of your investment in our company. To our knowledge, the technological concepts we are applying have never previously been successfully applied. If we fail to develop practical and economical commercial products based on our technology, our business may fail and you could lose the value of your investment in our stock.

Domestic and international regulators may deny approval for our technology, and future legislative or regulatory changes may impair our business.

Our charging technology involves power transmission using radio frequency (RF) energy, which is subject to regulation by the Federal Communications Commission in the United States and by comparable regulatory agencies worldwide. It may also be subject to regulation by other agencies. Regulatory concerns include whether human exposure to radio frequency emissions are below specified thresholds. Higher levels of exposure require separate approval. For example, transmitting more power over a certain distance or transmitting power over a greater distance may require separate regulatory approvals. In addition, we design our technology to operate in a RF band that is also used for Wi-Fi routers and other wireless consumer electronics, and we also design it to operate at different frequencies as demanded for some customer applications. Applications at different frequencies may require separate regulatory approvals. Efforts to obtain regulatory approval for devices using our technology is costly and time consuming, and there can be no assurance that requisite regulatory approvals will be forthcoming. If approvals are not obtained in a timely and cost-efficient manner, our business and operating results could be materially adversely affected. In addition, legal or regulatory developments could impose additional restrictions or costs on us that could require us to redesign our technology or future products, or that are difficult or impracticable to comply with, all of which would adversely affect our revenues and financial results.

We depend upon our strategic relationship with Dialog Semiconductor, a provider of electronics products, and there can be no assurance that we will achieve the expected benefits of this relationship.

We have entered into a strategic cooperation agreement with Dialog Semiconductor, a provider of electronics products, pursuant to which we licensed our WattUp technology to Dialog and it became the exclusive provider of our technology. We intend to leverage Dialog’s sales and distribution channels and its operational capabilities to accelerate market adoption of our technology, while we focus our resources on research and development of our technology. There can be no assurance that Dialog will promote our technology successfully, or that it will be successful in producing and distributing related products to our customers’ specifications. Dialog may have other priorities or may encounter difficulties in its own business that interfere with the success of our relationship. If this strategic relationship does not work as we intend, then we may be required to seek an arrangement with another strategic partner, or to develop internal capabilities, which will require a commitment of management time and our financial resources to identify a replacement strategic partner, or to develop our own production and distribution capabilities. As a result, we may be unable without undue expense to replace this agreement with one or more new strategic relationships to promote and provide our technology.

The majority of our revenues are associated with a single customer.

One customer currently accounts for the majority of our revenues, and our current business strategy focuses on developing our technology to meet the specific requirements of this customer. While our technology development efforts are in process, there is no assurance that they will be successful or that any revenues we may receive from this or other customers will offset the expenses associated with our development efforts. There is also no assurance that our efforts to develop our technology for this customer will result in revenues from other customers.

We may require additional financing in order to achieve our business plans, and there is no guarantee that it will be available on acceptable terms, or at all.

We may not have sufficient funds to fully implement our business plans. We may need to raise additional capital through new financings, even if we begin to generate meaningful commercial revenue. For example, new product development for business partners may require considerable expense in advance of substantial revenue for such products. Such financings could include equity financing, which may be dilutive to stockholders, or debt financing, which could restrict our ability to borrow from other sources. In addition, such securities may contain rights, preferences or privileges senior to those of current stockholders. As a result of economic conditions, general global economic uncertainty, political change, and other factors, we do not know whether additional capital will be available when needed, or that, if available, we will be able to obtain additional capital on reasonable terms. If we are unable to raise additional capital due to the volatile global financial markets, general economic uncertainty or other factors, we may be required to curtail development of our technology or reduce operations as a result, or to sell or dispose of assets. Any inability to raise adequate funds on commercially reasonable terms could have a material adverse effect on our business, results of operations and financial condition, including the possibility that a lack of funds could cause our business to fail and liquidate with little or no return to investors.

Expanding our business operations as we intend will impose new demands on our financial, technical, operational and management resources.

To date we have operated primarily in the research and development phase of our business. If we are successful, we will need to expand our business operations, which will impose new demands on our financial, technical, operational and management resources. If we do not upgrade our technical, administrative, operating and financial control systems, or the unexpected expansion difficulties arise, including issues relating to our research and development activities and retention of experienced scientists, managers and engineers, could have a material adverse effect on our business, results of operations and financial condition, and our ability to timely execute our business plan. If we are unable to implement these actions in a timely manner, our results may be adversely affected.

If products incorporating our technology are launched commercially but do not achieve widespread market acceptance, we will not be able to generate the revenue necessary to support our business.

Market acceptance of a wire-free charging system as a preferred method for charging electronic devices will be crucial to our success. The following factors, among others, may affect the level of market acceptance of products in our industry:

•	the price of products incorporating our technology relative to other products or competing technologies;

•	user perceptions of the convenience, safety, efficiency and benefits of our technology;

•	the effectiveness of sales and marketing efforts of our commercialization partners;

•	the support and rate of acceptance of our technology and solutions with our development partners;

•	press and blog coverage, social media coverage, and other publicity factors that are not within our control; and

•	regulatory developments.

If we are unable to achieve or maintain market acceptance of our technology, and if related products do not win widespread market acceptance, our business will be significantly harmed.

If products incorporating our technology are commercially launched, we may experience seasonality or other unevenness in our financial results in consumer markets or a long and variable sales cycle in enterprise markets.

Our strategy depends on the development of successful commercial products and effectively licensing our technology into the consumer, enterprise and commercial markets. We will need to understand procurement and buying cycles to be successful in licensing our technology. We anticipate it is possible that demand for our technology may vary in different consumer electronics markets, such as laptops, tablet, mobile phones, gaming systems, toys, wearables and the like. Such consumer markets are often seasonal, with peaks in and around the December holiday season and the August-September back-to-school season. Enterprises and commercial customers may have annual or other budgeting and buying cycles that could affect us, and, particularly if we are designated as a capital improvement project, we may have a long or unpredictable sales cycle.

We may not be able to achieve all the features we seek to include in our technology.

We have developed working prototypes of commercial products that utilize our technology. Additional features and performance specifications we seek to include in our technology have not yet been developed. For example, some customer applications may require specific combinations of cost, footprint, efficiencies and capabilities at various frequencies, charging power levels and distances. We believe our research and development efforts will yield additional functionality and capabilities over time. However, there can be no assurance that we will be successful in achieving all the features we are targeting and our inability to do so may limit the appeal of our technology to consumers.

Future products based on our technology may require the user to purchase additional products to use with existing devices. To the extent these additional purchases are inconvenient, the adoption of our technology under development or other future products could be slowed, which would harm our business.

For rechargeable devices that utilize our receiver technology, the technology may be embedded in a sleeve, case or other enclosure. For example, products such as remote controls or toys equipped with replaceable AA size or other batteries would need to be outfitted with enhanced batteries and other hardware enabling the devices to be rechargeable by our system. In each case, an end user would be required to retrofit the device with a receiver and may be required to upgrade the battery technology used with the device (unless, for example, compatible battery technology and a receiver are built into the device). These additional steps and expenses may offset the convenience for some users and discourage some users from purchasing our technology under development or other future products. Such factors may inhibit adoption of our technology, which could harm our business. We have not developed an enhanced battery for use in devices with our technology, and our ability to enable use of our technology with devices that require an enhanced battery will depend on our ability to develop a commercial version of such a battery that could be manufactured at a reasonable cost. If we fail to develop or enable a commercially practicable enhanced battery, our business could be harmed, and we may need to change our strategy and target markets.

Laboratory conditions differ from field conditions, which could affect the effectiveness of our technology under development or other future products. Failures to move from laboratory to the field effectively would harm our business.

When used in the field, our technology may not perform as expected based on performance under controlled laboratory conditions. For example, in the laboratory a configuration of obstructions of transmission will be arranged in some fashion, but in the field receivers may be obstructed in many different and unpredictable ways over which we have no control. These conditions may significantly diminish the power received at the receiver or the effective range of the transmitter, because the RF energy from the transmitter may be absorbed by obscuring or blocking material, or may need to be reflected off a surface to reach the receiver, making the transmission distance longer than straight-line distances. The failure of products using our technology to meet the demands of users in the field could harm our business.

Safety concerns and legal action by private parties may affect our business.

We believe that our technology is safe. However, it is possible that we could discover safety issues with our technology or that some people may be concerned with wire-free transmission of power in a manner that has occurred with some other wireless technologies as they were put into residential and commercial use, such as the safety concerns that were raised by some regarding the use of cellular telephones and other devices to transmit data wirelessly in close proximity to the human body. In addition, while we believe our technology is safe, users of our technology under development or other future products who suffer medical ailments may blame the use of products incorporating our technology, as occurred with a small number of users of cellular telephones. A discovery of safety issues relating to our technology could have a material adverse effect on our business and any legal action against us claiming our technology caused harm could be expensive, divert management and adversely affect us or cause our business to fail, whether or not such legal actions were ultimately successful.

Our industry is subject to intense competition and rapid technological change, which may result in technology that is superior to ours. If we are do not keep pace with changes in the marketplace and the direction of technological innovation and customer demands, our technology and products may become less useful or obsolete and our operating results will suffer.

The consumer electronics industry in general, and the charging segments in particular, are subject to intense and increasing competition and rapidly evolving technologies. Because products incorporating our technology are expected to have long development cycles, we must anticipate changes in the marketplace and the direction of technological innovation and customer demands. To compete successfully, we will need to demonstrate the advantages of our products and technologies over established alternatives, and other emerging methods of power delivery. Traditional wall plug-in recharging remains an inexpensive alternative to our technology. Directly competing technologies such as inductive charging, magnetic resonance charging, conductive charging, ultrasound and other yet unidentified solutions may have greater consumer acceptance than the technology we have developed. Furthermore, some competitors may have greater resources than we have and may be better established in the market than we are. We cannot be certain which other companies may have already decided to or may in the future choose to enter our markets. For example, consumer electronics products companies may invest substantial resources in wireless power or other recharging technologies and may decide to enter our target markets. Successful developments of competitors that result in new approaches for recharging could reduce the attractiveness of our products and technologies or render them obsolete.

Our future success will depend in large part on our ability to establish and maintain a competitive position in current and future technologies. Rapid technological development may render our technology or future products based on our technology obsolete. Many of our competitors have greater corporate, financial, operational, sales and marketing resources than we have, as well as more experience in research and development. We cannot assure you that our competitors will not develop or market technologies that are more effective or commercially attractive than our products or that would render our technologies and products obsolete. We may not have or the financial resources, technical expertise, marketing, distribution or support capabilities to compete successfully in the future. Our success will depend in large part on our ability to maintain a competitive position with our technologies.

Our competitive position also depends on our ability to:

•	generate widespread awareness, acceptance and adoption by the consumer and enterprise markets of our technology under development and future products;

•	design a product that may be sold at an acceptable price point;

•	develop new or enhanced technologies or features that improve the convenience, efficiency, safety or perceived safety, and productivity of our technology under development and future products;

•	properly identify customer needs and deliver new products or product enhancements to address those needs;

•	limit the time required from proof of feasibility to routine production;

•	limit the timing and cost of regulatory approvals;

•	attract and retain qualified personnel;

•	protect our inventions with patents or otherwise develop proprietary products and processes; and

•	secure sufficient capital resources to expand both our continued research and development, and sales and marketing efforts.

If our technology does not compete well based on these or other factors, our business could be harmed.

It is difficult and costly to protect our intellectual property and our proprietary technologies, and we may not be able to ensure their protection.

Our success depends significantly on our ability to obtain, maintain and protect our proprietary rights to the technologies used in products incorporating our technologies. Patents and other proprietary rights provide uncertain protections, and we may be unable to protect our intellectual property. For example, we may be unsuccessful in defending our patents and other proprietary rights against third party challenges. If we do not have the resources to defend our intellectual property, the value of our intellectual property and our licensed technology will decline, threatening our potential revenue and results of operations.

We depend upon a combination of patent, trade secrets, copyright and trademark laws to protect our intellectual property and technology.

We rely on a combination of patents, trade secrets, copyright and trademark laws, nondisclosure agreements and other contractual provisions and technical security measures to protect our intellectual property rights. These measures may not be adequate to safeguard our technology. If they do not protect our rights adequately, third parties could use our technology, and our ability to compete in the market would be reduced. Although we are attempting to obtain patent coverage for our technology where available and where we believe appropriate, there are aspects of the technology for which patent coverage may never be sought or received. We may not possess the resources to or may not choose to pursue patent protection outside the United States or any or every country other than the United States where we may eventually decide to sell our future products. Our ability to prevent others from making or selling duplicate or similar technologies will be impaired in those countries in which we have no patent protection. Although we have a number of patent applications on file in the United States, the patents may not issue, may issue only with limited coverage or may issue and be subsequently successfully challenged by others and held invalid or unenforceable.

Similarly, even if patents are issued based on our applications or future applications, any issued patents may not provide us with any competitive advantages. Competitors may be able to design around our patents or develop products that provide outcomes comparable or superior to ours. Our patents may be held invalid or unenforceable as a result of legal challenges by third parties, and others may challenge the inventorship or ownership of our patents and pending patent applications. In addition, if we secure protection in countries outside the United States, the laws of some foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States. In the event a competitor infringes upon our patent or other intellectual property rights, enforcing those rights may be difficult and time consuming. Even if successful, litigation to enforce our intellectual property rights or to defend our patents against challenge could be expensive and time consuming and could divert our management’s attention. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents against a challenge.

Our strategy is to deploy our technology into the market by licensing patent and other proprietary rights to third parties and customers. Disputes with our licensors may arise regarding the scope and content of these licenses. Further, our ability to expand into additional fields with our technologies may be restricted by existing licenses or licenses we may grant to third parties in the future.

The policies we use to protect our trade secrets may not be effective in preventing misappropriation of our trade secrets by others. In addition, confidentiality agreements executed by our employees, consultants and advisors may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure. Litigating a trade secret claim is expensive and time consuming, and the outcome is unpredictable. Moreover, our competitors may independently develop equivalent knowledge methods and know-how. If we are unable to protect our intellectual property rights, we may be unable to prevent competitors from using our own inventions and intellectual property to compete against us, and our business may be harmed.

We may be subject to patent infringement or other intellectual property lawsuits that could be costly to defend.

Because our industry is characterized by competing intellectual property, we may become involved in litigation based on claims that we have violated the intellectual property rights of others. Determining whether a product infringes a patent involves complex legal and factual issues, and the outcome of patent litigation actions is often uncertain. No assurance can be given that third party patents containing claims covering our products, parts of our products, technology or methods do not exist, have not been filed, or could not be filed or issued. Because of the number of patents issued and patent applications filed in our technical areas or fields (including some pertaining specifically to wireless charging technologies), our competitors or other third parties may assert that our products and technology and the methods we employ in the use of our products and technology are covered by United States or foreign patents held by them. In addition, because patent applications can take many years to issue and because publication schedules for pending applications vary by jurisdiction, there may be applications now pending which may result in issued patents that our technology under development or other future products would infringe. Also, because the claims of published patent applications can change between publication and patent grant, there may be published patent applications that may ultimately issue with claims that we infringe. There could also be existing patents that one or more of our technologies, products or parts may infringe and of which we are unaware. As the number of competitors in the market for wire-free power and alternative recharging solutions increases, and as the number of patents issued in this area grows, the possibility of patent infringement claims against us increases. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

In the event that we become subject to a patent infringement or other intellectual property lawsuit and if the relevant patents or other intellectual property were upheld as valid and enforceable and we were found to infringe or violate the terms of a license to which we are a party, we could be prevented from selling any infringing products of ours unless we could obtain a license or were able to redesign the product to avoid infringement. If we were unable to obtain a license or successfully redesign, we might be prevented from selling our technology under development or other future products. If there is a determination that we have infringed the intellectual property rights of a competitor or other person, we may be required to pay damages, pay a settlement, or pay ongoing royalties, or be enjoined. In these circumstances, we may be unable to sell our products or license our technology at competitive prices or at all, and our business and operating results could be harmed.

We could become subject to product liability claims, product recalls, and warranty claims that could be expensive, divert management’s attention and harm our business.

Our business exposes us to potential liability risks that are inherent in the marketing and sale of products used by consumers. We may be held liable if our technology under development now or in the future causes injury or death or are found otherwise unsuitable during usage. Our technology under development incorporates sophisticated components and computer software. Complex software can contain errors, particularly when first introduced. In addition, new products or enhancements may contain undetected errors or performance problems that, despite testing, are discovered only after installation. While we believe our technology is safe, users could allege or possibly prove defects (some of which could be alleged or proved to cause harm to users or others) because we design our technology to perform complex functions involving RF energy, possibly in close proximity to users. A product liability claim, regardless of its merit or eventual outcome, could result in significant legal defense costs. The coverage limits of our insurance policies we may choose to purchase to cover related risks may not be adequate to cover future claims. If sales of products incorporating our technology increase or we suffer future product liability claims, we may be unable to maintain product liability insurance in the future at satisfactory rates or with adequate amounts. A product liability claim, any product recalls or excessive warranty claims, whether arising from defects in design or manufacture or otherwise, could negatively affect our sales or require a change in the design or manufacturing process, any of which could harm our reputation and business, harm our relationship with licensors of our products, result in a decline in revenue and harm our business.

In addition, if a product that we or a strategic partner design is defective, whether due to design or manufacturing defects, improper use of the product or other reasons, we or our strategic partners may be required to notify regulatory authorities and/or to recall the product. A required notification to a regulatory authority or recall could result in an investigation by regulatory authorities of products incorporating our technology, which could in turn result in required recalls, restrictions on the sale of such products or other penalties. The adverse publicity resulting from any of these actions could adversely affect the perception of our customers and potential customers. These investigations or recalls, especially if accompanied by unfavorable publicity, could result in our incurring substantial costs, losing revenues and damaging our reputation, each of which would harm our business.

We are subject to risks associated with our utilization of consultants.

To improve productivity and accelerate our development efforts while we build out our own engineering team, we may use experienced consultants to assist in selected development projects. We take steps to monitor and regulate the performance of these independent third parties. However, arrangements with third party service providers may make our operations vulnerable if these consultants fail to satisfy their obligations to us as a result of their performance, changes in their own operations, financial condition, or other matters outside of our control. Effective management of our consultants is important to our business and strategy. The failure of our consultants to perform as anticipated could result in substantial costs, divert management’s attention from other strategic activities, or create other operational or financial problems for us. Terminating or transitioning arrangements with key consultants could result in additional costs and a risk of operational delays, potential errors and possible control issues as a result of the termination or during the transition.

If we are not able to secure advantageous license agreements for our technology, our business and results of operations will be adversely affected.

We pursue the licensing of our technology as a primary means of revenue generation. We believe there are many companies that would be interested in implementing our technology into their devices. We have entered into one product development and license agreement with a tier-one consumer electronics company that has the potential to yield license revenue. We have also entered into a number of evaluation and joint development agreements with potential strategic partners. However, these agreements do not commit either party to a long-term relationship and any of these parties may disengage with us at any time. Creating a licensing business relationship often takes a substantial effort, as we expect to have to convince the counterparty of the efficacy of our technology, meet design and manufacturing requirements, satisfy marketing and product needs, and comply with selection, review and contracting requirements. There can be no assurance that we will be able to gain access to potential licensing partners, or that they will ultimately decide to integrate our technology with their products. We may not be able to secure license agreements with customers on advantageous terms, and the timing and volume of revenue earned from license agreements will be outside of our control. If the license agreements we enter into do not prove to be advantageous to us, our business and results of operations will be adversely affected.

Our business is subject to data security risks, including security breaches.

We, or our third-party vendors on our behalf, collect, process, store and transmit substantial amounts of information, including information about our customers. We take steps to protect the security and integrity of the information we collect, process, store or transmit, but there is no guarantee that inadvertent or unauthorized use or disclosure will not occur or that third parties will not gain unauthorized access to this information despite such efforts. Security breaches, computer malware, computer hacking attacks and other compromises of information security measures have become more prevalent in the business world and may occur on our systems or those of our vendors in the future. Large Internet companies and websites have from time to time disclosed sophisticated and targeted attacks on portions of their websites, and an increasing number have reported such attacks resulting in breaches of their information security. We and our third-party vendors are at risk of suffering from similar attacks and breaches. Although we take steps to maintain confidential and proprietary information on our information systems, these measures and technology may not adequately prevent security breaches and we rely on our third-party vendors to take appropriate measures to protect the security and integrity of the information on those information systems. Because techniques used to obtain unauthorized access to or to sabotage information systems change frequently and may not be known until launched against us, we may be unable to anticipate or prevent these attacks. In addition, a party who is able to illicitly obtain a customer’s identification and password credentials may be able to access the customer’s account and certain account data.

Any actual or suspected security breach or other compromise of our security measures or those of our third-party vendors, whether as a result of hacking efforts, denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering or otherwise, could harm our reputation and business, damage our brand and make it harder to retain existing customers or acquire new ones, require us to expend significant capital and other resources to address the breach, and result in a violation of applicable laws, regulations or other legal obligations. Our insurance policies may not be adequate to reimburse us for direct losses caused by any such security breach or indirect losses due to resulting customer attrition.

We rely on email and other messaging services to connect with our existing and potential customers. Our customers may be targeted by parties using fraudulent spoofing and phishing emails to misappropriate passwords, payment information or other personal information or to introduce viruses through Trojan horse programs or otherwise through our customers’ computers, smartphones, tablets or other devices. Despite our efforts to mitigate the effectiveness of such malicious email campaigns through product improvements, spoofing and phishing may damage our brand and increase our costs. Any of these events or circumstances could materially adversely affect our business, financial condition and operating results.

We are highly dependent on key members of our executive management team. Our inability to retain these individuals could impede our business plan and growth strategies, which could have a negative impact on our business and the value of your investment.

Our ability to implement our business plan depends, to a critical extent, on the continued efforts and services of a very small number of key executives. If we lose the services of any of these persons, we could be required to expend significant time and money in the pursuit of replacements, which may result in a delay in the implementation of our business plan and plan of operations. If necessary, we can give no assurance that we could find satisfactory replacements for these individuals on terms that would not be unduly expensive or burdensome to us. We do not currently carry a key-man life insurance policy that would assist us in recouping our costs in the event of the death or disability of any of these executives.

Our success and growth depend on our ability to attract, integrate and retain high-level engineering talent.

Because of the highly specialized and complex nature of our business, our success depends on our ability to attract, hire, train, integrate and retain high-level engineering talent. Competition for such personnel is intense because we compete for talent against many large profitable companies and our inability to adequately staff our operations with highly qualified and well-trained engineers could render us less efficient and impede our ability to develop and deliver a commercial product. Such a competitive market could put upward pressure on labor costs for engineering talent. We may incur significant costs to attract and retain highly qualified talent, and we may lose new employees to our competitors or other technology companies before we realize the benefit of our investment in recruiting and training them. Volatility or lack of performance in our stock price may also affect our ability to attract and retain qualified personnel.

Risks Related to Ownership of Our Securities

You may lose all of your investment.

Investing in our common stock involves a high degree of risk. As an investor, you might never recoup all, or even part of, your investment and you may never realize any return on your investment. You must be prepared to lose all your investment.

Our stock price is likely to continue to be volatile.

The market price of the common stock has fluctuated significantly since our initial public offering in 2014. Our common stock has experienced an intra-day trading high of $26.88 per share and a low of $4.41 per share on The Nasdaq Stock Market over the last 52 weeks. The price of our common stock is likely to continue to fluctuate significantly in response to many factors that are beyond our control, including:

•	Regulatory announcements;

•	actual or anticipated variations in operating results;

•	the limited number of holders of our common stock;

•	changes in the economic performance and/or market valuations of other technology companies;

•	our announcements of significant strategic partnerships, regulatory developments and other events;

•	announcements by other companies in the wire-free charging space;

•	articles published or rumors circulated by third parties regarding our business, technology or development partners;

•	additions or departures of key personnel; and

•	sales or other transactions involving our capital stock.

You will experience immediate dilution as a result of this offering and may experience additional dilution in the future.

If you purchase common stock in this offering, you will incur immediate dilution of $0.81 per share, after giving effect to this offering. If the purchasers of Warrants in the concurrent offering, you will experience further dilution. For additional information, see “Dilution” below.

The warrants are speculative in nature.

The warrants do not confer any rights of common stock ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, for a period of five years commencing upon the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $10.00 per share.

There is no public market for the warrants being offered, and we do not anticipate such a market ever developing in the future.

There is no established public trading market for the warrants being offered by us in this offering and we do not intend to have the warrants listed on a national securities exchange or any other recognized trading system in the future. Without an active market, the liquidity of the warrants will be limited.

The warrants being offered may not have value.

The warrants being offered by us in this offering have an exercise price of $10.00 per share and expire five years from the date of issuance. In the event that the market price of our common stock does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

We are an “emerging growth company,” and can take advantage of reduced disclosure requirements, which could make our common stock less attractive to investors.

We are an “emerging growth company,” and, for as long as we continue to be an emerging growth company, we intend to take advantage of exemptions from various reporting requirements, including, but not limited to, not being required to provide auditor attestation of our internal controls, reduced disclosure about executive compensation, and exemption from the requirement to hold a nonbinding advisory vote on executive compensation. However, we chose not to delay compliance with new or revised financial accounting standards. We will be an emerging growth company until December 31, 2018. For fiscal year 2019, we will be subject to auditor attestation of our internal controls and other Sarbanes-Oxley requirements. If investors find our common stock less attractive as a result of reduced disclosure of this sort, there may be a less active trading market for our common stock and our stock price may decline.

If we are unable to maintain effective internal control over financial reporting, investors may lose confidence in the accuracy of our financial reports.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal controls. Although our management has determined that our internal control over financial reporting was effective as of December 31, 2018, we cannot assure you that we will not identify a material weakness in our internal control in the future.

If we have a material weakness in our internal controls, we may fail to detect errors in our financial accounting, which may require a financial restatement or otherwise harm our operating results, cause us to fail to meet our SEC reporting obligations or Nasdaq listing requirements, adversely affect our reputation, cause our stock price to decline or result in inaccurate financial reporting or material misstatements in our annual or interim financial statements. Further, if there are material weaknesses or failures in our ability to meet any of the requirements related to the maintenance and reporting of our internal controls such as Section 404 of the Sarbanes-Oxley Act, investors may lose confidence in the accuracy and completeness of our financial reports and that could cause the price of our common stock to decline. We could become subject to investigations by Nasdaq, the SEC or other regulatory authorities, which could require additional management attention and which could adversely affect our business.

In addition, our internal control over financial reporting will not prevent or detect all errors and fraud. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

We have not paid dividends in the past and have no immediate plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to market our products and technology and to cover operating costs and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common stock as a dividend.

Concentration of ownership among our existing executive officers, directors and significant stockholders may prevent new investors from influencing significant corporate decisions.

All decisions with respect to the management of our company are made by our board of directors and our officers, who beneficially own approximately 7.7% of our common stock collectively. In addition, our greater than 5% stockholders such as Dialog Semiconductor plc, Emily and Malcolm Fairbairn, DvineWave Holdings LLC and BlackRock Inc. beneficially owned approximately 11.3%, 6.6%, 5.9% and 5.6%, respectively, of our common stock as of December 31, 2018. As a result, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of our company or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

We expect to continue to incur significant costs as a result of being a public reporting company and our management will be required to devote substantial time to meet our compliance obligations.

As a public reporting company, we incur significant legal, accounting and other expenses. We are subject to reporting requirements of the Securities Exchange Act of 1934 and rules subsequently implemented by the Securities and Exchange Commission (“SEC”) that require us to establish and maintain effective disclosure controls and financial controls, as well as some specific corporate governance practices. Our management and other personnel are expected to devote a substantial amount of time to compliance initiatives associated with our public reporting company status.

We may be subject to securities litigation, which is expensive and could divert management attention.

Our stock price has fluctuated in the past, most recently following our announcement of FCC approval of our Mid-Field transmitter technology, and it may be volatile in the future. In the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation, and we may be the target of litigation of this sort in the future. Securities litigation is costly and can divert management attention from other business concerns, which could seriously harm our business and the value of your investment in our company.

An active trading market for our common stock may not be maintained.

Our stock is currently traded on The Nasdaq Stock Market, but we can provide no assurance that we will be able to maintain an active trading market on this or any other exchange in the future. If an active market for our common stock is not maintained, it may be difficult for our stockholders to sell or purchase shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and impair our ability to acquire other companies or technologies using our shares as consideration.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. There can be no assurance that analysts will continue to cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our stock or change their opinion of our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Our ability to use net operating loss carry forwards to reduce future tax payments may be limited if our taxable income does not reach sufficient levels.

As of December 31, 2018, we had a Federal net operating loss (“NOL”) carryforward of approximately $130,590,000. Under the U.S. Tax Code, NOL can generally be carried forward to offset future taxable income for a period of 20 years. Our ability to use our NOL during this period will be dependent on our ability to generate taxable income, and the NOL could expire before we generate sufficient taxable income. As of December 31, 2018, based on our history of operating losses it is possible that a portion of our NOL is not fully realizable.

Our charter documents and Delaware law may inhibit a takeover that stockholders consider favorable.

Provisions of our certificate of incorporation and bylaws, and applicable Delaware law, may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. The provisions in our certificate of incorporation and bylaws:

•

authorize our board of directors to issue preferred stock without stockholder approval and to designate the rights, preferences and privileges of each class; if issued, such preferred stock would increase the number of outstanding shares of our capital stock and could include terms that may deter an acquisition of us;

•	limit who may call stockholder meetings;

•	do not permit stockholders to act by written consent;

•	do not provide for cumulative voting rights; and

•	provide that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

In addition, Section 203 of the Delaware General Corporation Law may limit our ability to engage in any business combination with a person who beneficially owns 15% or more of our outstanding voting stock unless certain conditions are satisfied. This restriction lasts for a period of three years following the share acquisition. These provisions may have the effect of entrenching our management team and may deprive you of the opportunity to sell your shares to potential acquirers at a premium over prevailing prices. This potential inability to obtain a control premium could reduce the price of our common stock.

USE OF PROCEEDS

We may issue and sell securities having aggregate sale proceeds of up to $25,000,000 from time to time. There can be no assurance that we will be able to sell any of the Securities under or fully utilize the placement agreement with Roth Capital as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total placement amount, commissions and proceeds to us, if any, are not determinable at this time. The Company intends to use the net proceeds from the offering for general corporate purposes, including working capital and other general and administrative purposes. The amounts and timing of our use of proceeds will vary depending on many factors, including regulatory developments, the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds, if any, we receive in connection with the Securities and investors will be relying on the judgment of our management regarding the application of the proceeds.

Additionally, in the event that the Warrants are exercised for cash, we may receive up to a total of approximately $16,666,660 in aggregate gross proceeds (assuming all of the Securities are sold and all Warrants are exercised). However, we cannot predict the timing or the amount of the exercise of these securities.

We plan to use the proceeds from the exercise of the Warrants for general corporate purposes, including general and administrative expenses, provided that we will retain broad discretion over the use of these proceeds, if any.

Until we use the net proceeds of this offering, we intend to invest the funds in short-term, investment-grade, interest-bearing securities.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of December 31, 2018. Such information is set forth on the following basis:

•	On an actual basis

•

On a pro forma basis, giving effect to the sale of 3,333,333 Shares and Warrants to purchase 1,666,666 shares of common stock in this offering at a price of $10.00 per share, after deducting estimated placement agent fees and estimated offering expenses.

You should read the following table in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes included in our Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

You should also read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2018
	Actual	Pro Forma
Cash and cash equivalents	$20,106,485	$43,406,485
Current portion of long-term debt	—
Shareholders’ equity:
Common stock, $.00001 par value; 50,000,000 shares authorized; 26,526,303 and 29,859,636 shares issued and outstanding, respectively	265	298
Additional paid-in capital	243,111,741	266,411,708
Accumulated deficit	(244,741,571)	(244,741,571)
Total stockholders’ equity	18,370,435	41,670,435

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering 3,333,333 shares of common stock together with warrants to purchase up to an aggregate of 1,666,666 shares of our common stock at the combined public offering price of $7.50 per share and (0.5) of a warrant. Each warrant is exercisable for a period of five years, commencing upon the date of issuance. This prospectus also includes the offering of the shares of common stock issuable upon exercise of the offered warrants.

Common Stock

The material terms and provisions of our common stock are described in the section entitled “Description of Capital Stock—Common Stock” in the prospectus attached hereto.

Warrants

The following is a brief summary of certain terms and conditions of the warrants and is subject in all respects to the provisions contained in the warrants.

The warrants will be issued as individual warrant agreements to the investors in this offering. You should review the form of warrant, to be filed as an exhibit to the Current Report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the warrants. The following brief summary of the material terms and provisions of the warrants offered pursuant to this prospectus is subject to, and qualified in its entirety by, the form of warrant.

Each Warrant sold in the offering has an exercise price of $10.00 per share. The Warrants will be exercisable from their date of issuance and at any time up to the date that is five years after their original date of issuance. The Warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock issuable upon exercise of the Warrants. No fractional shares will be issued upon the exercise of a Warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

The exercise price and number of shares of common stock issuable upon exercise of the Warrants are automatically adjusted in the event of a forward or reverse stock split, our declaration of a stock dividend payable in shares of common stock or other securities or other property and reclassifications of common stock. Additionally, upon the occurrence of a Fundamental Transaction (defined below) then, upon any subsequent exercise of the Warrant, the holder shall have the right to receive, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction. If holders of common stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder is given the same choice as to the Alternate Consideration it receives upon any exercise of the Warrant following such Fundamental Transaction. Subject to the terms of the Warrant, in the event of a Fundamental Transaction, the Company or any successor entity is required, at the holder’s option, to purchase the Warrant by paying to the holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of the Warrant, as calculated as provided in the warrant agreement; provided, however, if the Fundamental Transaction is not within the Company’s control, the holder is only entitled to receive from the Company or any successor entity, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of common stock of the Company in connection with the Fundamental Transaction.

“Fundamental Transaction” means (i) a merger or consolidation of the Company with or into another person, (ii) the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets of the Company, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer is completed pursuant to which holders of common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of its common stock or any compulsory share exchange pursuant to which its common stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of common stock of the Company.

The exercise of the Warrants is subject to a beneficial ownership limitation, which prohibits the exercise thereof, if upon such exercise the holder would hold 4.99% (or, upon election of a purchaser prior to the issuance of any shares, 9.99%) of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the Warrant held by the applicable holder, provided that the holders may increase or decrease the beneficial ownership limitation, provided that any increase in beneficial ownership limitation shall not be effective until 61 days following notice to us and in no event shall such beneficial ownership exceed 9.99% and such 61 day period cannot be waived.

We do not plan on applying to list the warrants on The Nasdaq Stock Market or any other national securities exchange or any trading system.

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant will not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering.

After giving effect to the sale of the common stock in this offering at the public offering price set forth on the cover page of this prospectus supplement (without attributing any value to the warrants) and after deducting estimated placement agent fees and expenses payable by us, our pro forma net tangible book value as of December 31, 2018 would have been approximately $18.4 million or $1.57 per share of common stock. The following table illustrates this dilution per share to investors participating in this offering:

Public offering price per share	$7.50
Net tangible book value per share as of December 31, 2018	$0.69
Increase per share attributable to this offering	$0.88
Pro forma net tangible book value per share December 31, 2018 after this offering	$1.57
Dilution per share to new investors participating in this offering	$0.81

The information above is as of December 31, 2018.

DESCRIPTION OF OUR BUSINESS

Our Technology

The wire-free charging technology we are developing employs transmitter technology that creates a targeted RF energy pocket around a fixed or mobile receiving device.

Figure 1 below shows a basic conceptual design of a mid field wireless charging solution based on our technology. Today this technology is able to send RF energy from the transmitter to single receiving device, or to multiple receiving devices.

Figure 1: Concept of a Mid Field Wire-Free Charging Solution

First, our proprietary transmitter technology locates the target receivers using standard Bluetooth® communications and our proprietary technology. Our software controls then cause the transmitter to generate a controlled and focused RF-waveform that creates a RF energy pocket around the receivers. Receivers equipped with our antennas and ICs, and controlled by our software, are able to harvest power from the focused RF energy pocket. We believe that these receivers will be incorporated into future devices such as smartphones, wearables, fitness trackers, keyboards and mice, cameras, tablets, toys, IoT devices, sensors, remote controls, medical devices and other small electronics that contain embedded batteries. The transmitter uses proprietary software algorithms to dynamically direct, focus and control our RF waveform as it transmits energy to a moving object, such as a user holding a mobile device while walking around a room. Our small form factor antennas use the existing device’s printed circuit board, eliminating the need for larger, more expensive coils. This enables broader adoption of wireless charging in a larger range of battery-powered devices, such as smartphones, tablets, IoT devices, small form factor wearables, gaming and Virtual Reality (VR)/Augmented Reality (AR) devices.

Our initial demonstration system was capable of transmitting energy to multiple devices within a radius of 15 feet. Our current generation ICs has significantly reduced the size and cost of both transmitters and our receivers, and products under development are designed to further reduce size and cost. In addition, our ICs are designed for lower-power and higher-power applications, efficiency and faster synchronization, while working within the constraints of multiple international regulatory environments.

In 2016, we introduced our WattUp Near Field Transmitter Technology and a small form factor receiver, which were developed as a result of our efforts to reduce cost and size. This contact-based charging solution, for which we have received FCC approval, allowed for low power charging at up to five millimeters. In 2017, we announced a higher-power version of our WattUp Near Field Transmitter technology, with the ability to charge on contact at levels of up to 10 watts. In February 2019, we announced that our latest WattUp Near Field High Power transmitter technology supports up to 20 watts of charging power. Due to its low cost and small size, the miniature transmitter can be bundled in-box with WattUp-enabled receiver devices, replacing alternative charging solutions like power adapters and charging cables. We expect accelerating adoption of our low cost, portable charging solution for receiver devices to accelerate.

Our Competition

Competing methods for charging battery-powered devices include wall plug-in charging, inductive charging, magnetic resonance charging, charging stations and more. To our knowledge, almost all consumer electronics equipped with a rechargeable battery come bundled with a charging method, such as a power cord. Studies indicate that consumers prefer wire-free, or untethered, charging solutions such as our WattUp technology. We believe the advantages of our WattUp technology include size, cost, mobility, foreign object detection and portability. Further, our technology allows us to target, track and charge a device as it moves, and it enables devices to be designed without removable batteries or the need to plug in to charge. Over time, charging at greater distances could become a further competitive advantage.

A variety of wireless charging technologies are on the market or under development today. These competitive technologies fall into the following categories:

Magnetic Induction. Magnetic induction uses a magnetic coil to create resonance, which can transmit energy over very short distances. Power is delivered as a function of coil size (the larger the coil, the more power), and coils must be directly paired (one receiver coil to one transmitter coil = directly coupled pair) within a typical distance of less than one inch. Products utilizing magnetic induction have been available for 10+ years in products such as rechargeable electronic toothbrushes.

Magnetic Resonance. Magnetic resonance is similar to magnetic induction, as it uses magnetic coils to transmit energy. This technology uses coils that range in size depending on the power levels being transmitted. It has the ability to transmit power at distances up to ~11 inches (30cm) which can be increased with the use of resonance repeaters.

Conductive. Conductive charging uses conductive power transfer to eliminate wires between the charger (often a charging mat) and the charging device. It requires the use of a charging board as the power transmitter to deliver the power, and a charging device, with a built-in receiver, to receive the power. This technology requires direct metal contact between the charging board and the receiver. Once the charging board recognizes the receiver, the charging begins.

RF Harvesting. Harvesting RF energy is at the core of our WattUp technology. RF harvesting typically utilizes directional antennas to target and deliver energy. To our knowledge, there are two other companies attempting to utilize a directional pocket of energy similar to our WattUp technology.

Laser. Laser charging technology uses very short wavelengths of light to create a collimated beam that maintains its size over distance, using what is described as distributed resonance to deliver power to an optical receiver.

Ultrasound. Ultrasound charging technology converts electric energy into acoustic energy in the form of ultrasound waves. It then reconverts those waves through an “energy-harvesting” receiver.

Our Business Strategy

Pursuant to our Strategic Alliance Agreement, Dialog manufactures and distributes IC products incorporating our wire-free charging technology. Dialog is the exclusive supplier of these products, which we believe may be useful in several vertical markets with large volumes of potential annual sales. Our strategy is to support the development and proliferation of our WattUp® technology to form a ubiquitous wire-free charging ecosystem.

We believe that a large market opportunity lies in wire-free low-power charging at a distance, which might develop as the Wi-Fi ecosystem developed. The goal is to ensure interoperability between transmitters and receivers that are based on our technology, regardless of who made them, installed them into finished goods, or marketed them. The implementation of previous ubiquitous solutions, such as Wi-Fi and Bluetooth, illustrates our goal. For example, Wi-Fi routers, regardless of their designer or manufacturer, work with Wi-Fi receivers installed in consumer electronics, regardless of manufacturer. Accordingly, in partnership with Dialog, we endeavor to:

•	Build multiple ICs to advance the technology;

•	Partner with leading product companies;

•	Develop reference designs to reduce early adopter risks and foster adoption;

•	Provide game-changing benefits to the consumer in terms of utility and convenience;

•	Design initial iterations of the technology to be small but scalable implementations that are compatible on both a local and enterprise scale;

•	Invest in ease of use;

•	Develop a strategy to build out the ecosystem starting with the consumer and expanding to enterprise, industrial and military;

•	Implement a plan to initially sell ICs migrating to a combination of selling ICs and integrating our device libraries into third-party silicon such as Bluetooth Low Energy and Power Management Chips;

•	Develop and execute on a strategy to gain global regulatory approval for both contact-based charging and distance charging; and

•

Support the AirFuel™ Alliance (AFA) that is expected to lead to a qualification process to ensure compatibility of our WattUp technology across vendors and develop a common user experience at the application level.

In order for our technology to become an ubiquitous solution for charging at a distance, we intend to pursue an ecosystem strategy for our technology, engaging not only potential licensees for our transmitter and receiver technologies, but also their upstream and downstream value chain partners. We intend to capitalize on our first-to-market advantage and prioritize protection of our intellectual property portfolio, as we believe this strategy will make it less likely that a competing platform will be able to gain a solid foothold in the RF-based wireless charging market and compete with our technology in a meaningful way.

We believe our strategic relationship with Dialog will enable us to reap the benefits of our technology faster and with greater penetration than by manufacturing and distributing products ourselves. We believe this relationship allows us to resolve supply chain problems for consumer electronics and IoT companies as well as leverage Dialog’s sales force while we concentrate our efforts and resources on engineering, development and commercialization projects to accelerate the introduction and adoption of WattUp solutions.

To engage with potential licensees of the WattUp technology, we have developed evaluation kits consisting of a transmitter and a receiver along with the enabling software to allow potential strategic partners to test the technology in their labs. The kits form a base “building block” component that is scalable to meet the needs of specific applications. We are developing processes and support capabilities to assist potential customers as they evaluate the technology and develop specific designs to incorporate it.

To validate our technology we originally sought out customers that were smaller, more nimble early adopters with relatively short product cycles and the ability to ship fully integrated WattUp enabled devices to the consumer as quickly as possible. At the same time, we began to engage with larger, top tier customers with the ability to ship WattUp enabled consumer and IoT devices in mass quantities. We are also engaged with companies that have much longer product cycles, such as medical and mobile device companies. As our partnership with Dialog enters its third year, the majority of new customer introductions are made through Dialog and comprise companies diverse in size and end markets.

Since we are developing a new electronics charging paradigm for consumers, we expect many operational details of our strategy to continue to evolve as our technology matures, engineering breakthroughs occur and our engagements with our strategic partner Dialog and our top tier customers advance and mature.

Our Target Markets

We categorize our target markets as transmitter markets and receiver markets.

Transmitter Target Markets

Transmitters are devices that broadcast RF energy pockets that can be accessed by WattUp-enabled receivers in consumer electronics. We believe our transmitter technology will be developed and released in three basic categories:

•	Stand-alone transmitters that are either sold independently or bundled as part of a pairing with WattUp-enabled receiver devices;

•	Transmitters that are integrated into third party devices such as smartspeakers, televisions, computer monitors, sound bars, refrigerator doors; and

•	Transmitters that are integrated into Wi-Fi routers to form a single device that provides both connectivity and wire-free power for a particular area.

We plan to release stand-alone and integrated transmitter technology in three categories:

WattUp Near Field Transmitters:

Because of its advantages over other forms of contact-based wireless charging, including ease of manufacturing and relative ease of regulatory approval, we expect transmitters using our WattUp Near Field technology to be the first WattUp enabled transmitter products on the market. These contact-based charging solutions are ideally suited for many electronic devices, such as wearables, IoT devices and other small electronics that require a small form factor receiver and a low-cost charging solution. They are also suitable for larger, more power-hungry devices such as smartphones, smart watches and tablets. Initially these transmitters will be one-to-one (one transmitter to one receiver), with future versions being single transmitters for multiple receivers.

WattUp Mid Field Transmitters:

We expect that transmitters using our WattUp Mid Field technology will be geared to desktop and automotive markets and for charging at a range of a few centimeters to one meter. We also intend for the Mid

Field transmitters to have tracking ability to support mobile applications and multiple receiving devices. WattUp Mid Field transmitters may include small desktop and nightstand transmitters designed to power consumer electronics and IoT devices. The same technology may also be integrated into third party devices such as computer monitors, nightstand consumer electronics, accessories such as low voltage portable battery chargers and integrated automotive applications.

WattUp Far Field Transmitters:

Transmitters based on WattUp Far Field technology are expected to provide low power charging for multiple devices within a radius of up to 15 feet. We expect that Far Field WattUp transmitters will have the ability to “pair” with other Far Field WattUp transmitters, creaging a mesh of charging that could be used for different rooms or large spaces while seamlessly providing charging to mobile devices that move through the space. Far Field WattUp transmitters may play a significant role in the charging low power IoT devices in fixed locations – such as security cameras and sensors.

Transmitters Integrated into Third Party Devices:

The “building block” core architecture developed for the WattUp technology is suited to a broad spectrum of third party devices like smartspeakers, televisions and refrigerator doors. The flexibility of the architecture in terms of size, power, distance, and cost affords Energous licensees the opportunity to match our technology with specific requirements and limitations typically found with complex integrations. For example, the WattUp transmit technology could be integrated into the door of a small refrigerator typically found in college dorm rooms, to provide charging capabilities to mobile devices anywhere in the room.

Wi-Fi Routers

We see the combination of the wire-free power router and the Wi-Fi router as a natural integration point and a synergistic application of both technologies. AWattUp transmitter shares a number of technical characteristics with Wi-Fi routers in that both devices operate in the airwaves in the unlicensed industrial, scientific and medical bands, both devices owe their success to the utility and convenience they bring to the consumer, both devices rely on antennas, and both devices “pair” or provide hand off capabilities which allow for mesh networks to provision large sites. We believe that our technology is applicable to both the commercial and residential Wi-Fi router markets.

As part of our go-to-market strategy under the Strategic Alliance Agreement, we are currently working with Dialog to identify potential customers to offer consumer and commercial applications of our transmitter technology.

Receiver Target Markets

We believe there are many potential uses for our receiver technology, including:

•	Wearables

•	Hearing aids

•	IOT devices

•	Smartphones

•	Tablets

•	E-book Readers

•	Peripheral devices such as computer mice and keyboards

•	Remote controls

•	Rechargeable lights

•	Gaming consoles and controllers

•	Sensors (such as thermostats)

•	Toys

•	Rechargeable batteries

•	Automotive accessories

•	Personal care products (such as toothbrushes and shavers)

•	Retail inventory management (such as RFID tags)

•	Hand-held industrial devices (such as scanners and keypads)

•	Medical devices

This list is meant to be illustrative only; we cannot guarantee that we will address any of these markets, and we may decide to address a market that is not on the list. We intend to continue to evaluate our target markets and choose new markets based on factors including (but not limited to) time-to-market, market size and growth, and the strength of our value proposition for a specific application.

As part of our go-to-market strategy under the Strategic Alliance Agreement, we are currently working with Dialog to enhance solutions for our current customers and to identify new customers for our technology.

Key Customer Relationship

In January 2015, we entered into a Development and License Agreement with one of the top consumer electronics companies in the world based on total worldwide revenues, to explore application of our WattUp wire-free charging receiver technology in various products.

This Development and License Agreement, as amended, specifies invention and development milestones, achievement of which entitles us to receive development payments under the agreement. These milestones are dynamic and modified from time to time by our customer to suit its evolving product application requirements. Development payments do not necessarily fully recoup our upfront investment in materials and financial and human resources, and our work on this relationship involves opportunity costs for us due to our limited resources.

Under this agreement, during the development phase and until one year after the customer’s first shipment of any WattUp-enabled product within the customer’s portfolio of products, we will afford this customer a time to market advantage in the licensed product categories. We believe this relationship has helped to drive our innovation and provided financial benefits in the form of engineering services revenues. The relationship has also been beneficial to Energous because the consumer electronics company has provided insight and direction that accelerated our technology development and our regulatory initiatives. We also believe partners are the key to adoption and critical mass distribution of transmitters and receivers in other consumer electronics products.

Key Strategic Relationship

In November 2016, we entered into a Strategic Alliance Agreement with Dialog for the manufacture and distribution of IC products incorporating our wire-free charging technology. Dialog is our exclusive supplier of these products for specified fields of use. Our WattUp chipsets are ordered through and manufactured by Dialog, carry the Dialog brand and are shipped and supported by Dialog. Dialog agreed to not distribute, sell or work with any third party to develop any competing products without our approval. Energous and Dialog agreed on a revenue sharing arrangement and will collaborate on the commercialization of licensed products based on a mutually-agreed upon plan.

Our WattUp technology uses Bluetooth solutions, including Dialog’s SmartBond® Bluetooth low energy solution, as the out-of-band communications channel between the wireless transmitter and receiver. Dialog’s power management technology is used to distribute power from the WattUp receiver IC to the rest of the device while Dialog’s AC/DC Rapid Charge™ power conversion technology delivers power to the wireless transmitter.

Research and Development

Research and development costs accounted for approximately 64% and 66% of our total operating expenses for 2018 and 2017, respectively. Our total research and development expenses were $32.9 million and $33.2 million for 2018 and 2017, respectively. Research and development expenses are expected to increase in the future as we concentrate our efforts and resources on the commercialization of our technology. While our current prototypes and products focus on near-field and mid-field charging solutions, we continue to make R&D investments into far-field innovations that we anticipate will lead to products that provide low power charging for multiple devices within a radius of up to 15 feet.

Our Intellectual Property

As a company primarily focused on licensing, we expect that our most valuable asset will be our intellectual property. This includes U.S. and foreign patents, patent applications and know-how. We have implemented an aggressive intellectual property strategy and are continuing to pursue patent protection for new innovations. As of February 19, 2019, we had more than 125 pending patent applications in the U.S. and abroad. Additionally, the U.S. Patent and Trademark Office and international patent offices have issued 176 patents and notified us of the allowance of 26 additional patents applications. In addition to the inventions covered by these patents and patent applications, we have identified a significant number of additional specific inventions we believe are novel and patentable. We intend to file for patent protection for the most valuable of these, as well as for other new inventions that we expect to develop. Our strategy is to continually monitor the costs and benefits of each patent application and pursue those that will best protect our business and expand the core value of the Company.

Government Regulation

Our wire-free charging technology involves the transmission of power using RF energy, which is subject to regulation by the Federal Communications Commission (“FCC”), international regulators and may be subject to regulation by other federal, state, local and international agencies. Our technology has been tested against U.S. and international safety requirements which has consistently demonstrated that our technology is safe. We continue to work with regulatory bodies to establish processes, standards and spectrum allocation to ensure devices incorporating WattUp® technology can secure required domestic and international approvals.

As part of the regulatory approval process, devices incorporating the WattUp® technology must obtain approvals under both FCC Part 15 and/or FCC Part 18 in the U.S., depending on the specific application. Energous has received Part 15 and Part 18 FCC approvals for WattUp enabled products, and has received regulatory approvals from many international agencies.

Current FCC Approvals for WattUp Technology

FCC ID	Description	Grant Date
2ADNG-MLA1599	Digital Transmission System Bluetooth Accessory 2.4GHz	12/30/2014
2ADNG-MT100	Close Coupled 5.8 GHz Charger Pad	05/24/2016
2ADNG-NF130	RF Wireless Charger and Receiver 5.8 GHz	05/02/2017
2ADNG-NF130	Digital Transmission System for Bluetooth 2.4 GHz	05/02/2017
2ADNG-MS300	Wireless Charger 913 MHz	12/26/2017
2ADNG-MS300	Digital Transmission System for Bluetooth 2.4 GHz	12/26/2017
2ADNG-MS300A	WPT Client Device 913 MHz	01/05/2018
2ADNG-MS300A	Digital Transmission System WPT Client Device with BLE 2.4 GHz	01/05/2018
2ADNG-NF230	RF Wireless Charger 918 MHz	04/09/2018
2ADNG-NF230	Digital Transmission System for Bluetooth 2.4 GHz	04/09/2018

Current FCC Approvals for Customer Products

FCC ID	Description	Grant Date
VAW-NF910	SK Telesys Co., Ltd, based on Energous ID: 2ADNG-NF230	12/27/2018

As of December 31, 2018, products integrating WattUp® technology had received international regulatory approvals and were approved to ship into 111 countries.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview

We have developed our WattUp® wireless power technology, consisting of proprietary semiconductor chipsets, software controls, hardware designs and antennas, that enables radio frequency (“RF”) based charging for electronic devices. The WattUp technology has a broad spectrum of capabilities, including contact-based wireless charging and wireless charging at various distances, and in some use cases mobility charging. In November 2016 we entered into a Strategic Alliance Agreement with Dialog Semiconductor plc (“Dialog”), an industry leader in Bluetooth low energy semiconductors and power management semiconductors. In conjunction with the Strategic Alliance Agreement, Dialog manufactures and is the exclusive distributor of integrated circuit (“IC”) products of our design and provides sales and logistic support on a global basis. We believe our proprietary WattUp technology can be utilized in consumer electronics such as wearables, hearing aids, earbuds, Bluetooth headsets, Internet of Things (“IoT”) devices, smartphones, tablets, smartwatches, fitness bands, keyboards, mice, remote controls, rechargeable lights, batteries, medical devices, and other devices with charging requirements that would otherwise require battery replacement or an external power connection.

We believe our technology is innovative in its approach, in that we are developing solutions that charge electronic devices by surrounding them with a focused RF energy pocket. We are engineering solutions that we expect to enable the wire-free transmission of energy, initially for contact-based charging applications, and potentially for non-contact charging at distances up to approximately three feet, and even low-power charging at up to 15 feet. For non-contact applications, our transmitter technology is able to mesh into a wire-free charging network that will allow users to charge their devices as they move about some space. To date, we have developed multiple transmitter prototypes and multiple receiver prototypes. The transmitters vary in terms of their form factor, power specification, and frequency. The receivers can be used in applications as diverse as smartphone battery cases, toys, fitness trackers, Bluetooth headsets, tracking devices, and stand-alone receivers. We are engaged in pre-production and initial production activity with several consumer electronic, medical device and industrial companies to introduce our contact-based and near field transmitters and receivers in products going to market in 2019. We are also in discussion with potential customers in the consumer and industrial spaces that are considering our solutions for low power distance charging for products that could enter the market in 2019.

In February 2016, we began delivering evaluation kits to potential licensees of our technology, to allow their respective engineering and product management departments to test and evaluate the technology. Our customers’ product development, technology integration and product introduction cycles occur over multiple quarters and generally more than a year elapses before first evaluation and final shipment of the customer’s product. We expect this commercialization cycle to shorten over time as the technology matures.

With the exception of our 2015 Development and Licensing Agreement with a top-tier consumer electronics company, we maintain exclusive rights to all intellectual property in our technology. Our intellectual property strategy includes pursuing patent protection for new innovations. As of February 19, 2019, we had more than 125 pending patent and provisional patent applications. As of that date, the U.S. Patent and Trademark Office and international patent offices had issued 176 patents and had notified us of the allowance of 26 additional patents. In addition to the inventions covered by these patents and patent applications, we have also identified specific inventions that we believe are novel and patentable. We intend to file for patent protection for the most valuable of these, and for other inventions that we expect to develop. This is a significant annual expense and we continually monitor the costs and benefits of each patent application and pursue those that we believe are most protective for our business and expand the core value of the Company.

Our seasoned management team has both private and public company experience, as well as relevant industry experience. In addition, we have identified and hired key engineering resources in the areas of IC development, antenna development, hardware, software and firmware engineering as well as integration and testing, which will allow us to continue to expand our technology and intellectual property and to meet our licensees’ support requirements.

The market for products using our technology is nascent and unproven, so the Company’s success is sensitive to many factors, including technological feasibility, regulatory approval, customer acceptance, competition and global market fluctuations.

Energous Corporation

BALANCE SHEETS

	As of
	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$20,106,485	$12,795,254
Accounts receivable	44,550	—
Prepaid expenses and other current assets	581,040	1,026,310
Prepaid rent, current	56,668	80,784

Total current assets	20,788,743	13,902,348
Property and equipment, net	1,219,016	1,413,917
Prepaid rent, non-current	—	56,668
Other assets	2,410	32,512

Total assets	$22,010,169	$15,405,445

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,861,385	$2,024,690
Accrued expenses	1,778,349	1,622,025

Total current liabilities	3,639,734	3,646,715

Commitments and contingencies
Stockholders’ equity:
Preferred Stock, $0.00001 par value, 10,000,000 shares authorized at December 31, 2018 and December 31, 2017; no shares issued or Outstanding	—	—
Common Stock, $0.00001 par value, 50,000,000 shares authorized at December 31, 2018 and December 31, 2017; 26,526,303 and 22,584,588 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively.	265	225
Additional paid-in capital	243,111,741	185,659,954
Accumulated deficit	(224,741,571)	(173,901,449)

Total stockholders’ equity	18,370,435	11,758,730

Total liabilities and stockholders’ equity	$22,010,169	$15,405,445

The accompanying notes are an integral part of these financial statements.

Energous Corporation

STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2018	2017
Revenue	$514,823	$1,154,009
Operating expenses:
Research and development	32,871,685	33,230,668
Sales and marketing	6,185,159	5,207,746
General and administrative	12,387,389	12,103,423

Total operating expenses	51,444,233	50,541,837

Loss from operations	(50,929,410)	(49,387,828)

Other income (expense):
Interest income, net	89,288	11,679
Loss on sale of property and equipment	—	(726)

Total	89,288	10,953

Net loss	$(50,840,122)	$(49,376,875)

Basic and diluted loss per common share	$(1.99)	$(2.31)

Weighted average shares outstanding, basic and diluted	25,486,270	21,343,001

The accompanying notes are an integral part of these financial statements.

Energous Corporation

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance, January 1, 2017	20,367,929	$202	$153,075,595	$(124,524,574)	$28,551,223
Stock-based compensation – stock options	—	—	764,723	—	764,723
Stock-based compensation – restricted stock units (“RSUs”)	—	—	13,043,171	—	13,043,171
Stock based compensation – deferred stock units (“DSUs”)	—	—	1,362	—	1,362
Stock-based compensation – employee stock purchase plan (“ESPP”)	—	—	331,913	—	331,913
Stock-based compensation – performance share units (“PSUs”)	—	—	1,661,650	—	1,661,650
Issuance of shares for RSUs	781,051	8	(8)	—	—
Issuance of shares for DSUs	14,953	—	—	—	—
Issuance of shares for PSUs	90,000	1	(1)	—	—
Exercise of stock options	272,205	3	979,947	—	979,950
Cashless exercise of warrants	19,611	—	—	—	—
Shares purchased from contributions to the ESPP	62,700	1	869,065	—	869,066
Issuance of shares and warrants in private placements, net of issuance costs of $67,388	976,139	10	14,932,537	—	14,932,547
Net loss	—	—	—	(49,376,875)	(49,376,875)

Balance, December 31, 2017	22,584,588	225	185,659,954	(173,901,449)	11,758,730
Stock-based compensation – restricted stock units (“RSUs”)	—	—	15,359,011	—	15,359,011
Stock-based compensation – employee stock purchase plan (“ESPP”)	—	—	574,927	—	574,927
Stock-based compensation – performance share units (“PSUs”)	—	—	819,816	—	819,816
Issuance of shares for RSUs	963,019	10	(10)	—	—
Issuance of shares for PSUs	294,969	3	(3)	—	—
Exercise of stock options	380,745	4	1,319,457	—	1,319,461
Cashless exercise of warrants	19,359	—	—	—	—
Shares purchased from contributions to the ESPP	62,168	1	531,796	—	531,797
Issuance of shares in an at-the-market (“ATM”) placement, net of issuance costs of $1,153,715	2,221,455	22	38,846,793	—	38,846,815
Net loss	—	—	—	(50,840,122)	(50,840,122)

Balance, December 31, 2018	26,526,303	$265	$243,111,741	$(224,741,571)	$18,370,435

The accompanying notes are an integral part of these financial statements.

Energous Corporation

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(50,840,122)	$(49,376,875)
Adjustments to reconcile net loss to:
Net cash used in operating activities:
Depreciation and amortization	1,054,720	1,309,980
Stock based compensation	16,753,754	15,802,819
Loss on sale of property and equipment	—	726
Amortization of prepaid rent from stock issuance to landlord	80,784	80,784
Changes in operating assets and liabilities:
Accounts receivable	(44,550)	149,500
Prepaid expenses and other current assets	445,270	348,275
Other assets	30,102	15,995
Accounts payable	(163,305)	(2,683,073)
Accrued expenses	156,324	53,530
Deferred revenue	—	(131,959)

Net cash used in operating activities	(32,527,023)	(34,430,298)

Cash flows from investing activities:
Purchases of property and equipment	(859,819)	(817,448)
Proceeds from the sale of property and equipment	—	2,800

Net cash used in investing activities	(859,819)	(814,648)

Cash flows from financing activities:
Net proceeds from the sales of common stock	38,846,815	—
Net proceeds from issuance of shares to private investors	—	14,932,547
Proceeds from the exercise of stock options	1,319,461	979,950
Proceeds from contributions to employee stock purchase Plan	531,797	869,066

Net cash provided by financing activities	40,698,073	16,781,563

Net increase (decrease) in cash and cash equivalents	7,311,231	(18,463,383)
Cash and cash equivalents – beginning	12,795,254	31,258,637

Cash and cash equivalents – ending	$20,106,485	$12,795,254

Supplemental disclosure of non-cash financing activities:
Common stock issued for RSUs	$10	$8

Common stock issued for PSUs	$3	$1

The accompanying notes are an integral part of these financial statements.

ENERGOUS CORPORATION

Notes to Financial Statements

Note 1 – Business Organization, Nature of Operations

Energous Corporation (the “Company”) was incorporated in Delaware on October 30, 2012. The Company has developed its WattUp® technology, consisting of proprietary semiconductor chipsets, software, hardware designs and antennas, that enables radio frequency (“RF”) based charging for electronic devices, providing wire-free contact and non-contact charging solutions, with the potential to enable charging with mobility. The Company believes its proprietary WattUp technology can be utilized in consumer electronics such as wearables, hearing aids, earbuds, Bluetooth headsets, Internet of Things (“IoT”) devices, smartphones, tablets, e-book readers, keyboards, mice, remote controls, rechargeable lights, cylindrical batteries, medical devices and other devices with charging requirements that would otherwise require a battery or external power connection.

Note 2 – Liquidity and Management Plans

During the year ended December 31, 2018, the Company has recorded revenue of $514,823. The Company incurred a net loss of $50,840,122 and $49,376,875 for the years ended December 31, 2018 and 2017, respectively. Net cash used in operating activities was $32,527,023 and $34,430,298 for the years ended December 31, 2018 and 2017, respectively. The Company is currently meeting its liquidity requirements through an at-the-market (“ATM”) sale of common stock in January 2018, which raised net proceeds of $38,846,815, and payments received under product development projects.

As of December 31, 2018, the Company had cash on hand of $20,106,485. The Company expects that cash on hand as of December 31, 2018, together with anticipated revenues, together with potential new financing activities, including potential sales of stock, will be sufficient to fund the Company’s operations into the first quarter of 2020. As noted in Note 13 – Subsequent Events, the Company raised $23.3 million (net of underwriters’ discount of $1.5 million and offering expenses of $200,000) from the sale of stock in February 2019.

Research and development of new technologies is by its nature unpredictable. Although the Company will undertake development efforts with commercially reasonable diligence, there can be no assurance that its available resources, including the net proceeds from the Company’s financings to date, will be sufficient to enable it to develop and obtain regulatory approval of its technology to the extent needed to create future revenues sufficient to sustain its operations. The Company intends to pursue additional financing, which could include follow-on offerings of equity or debt securities, bank financings, commercial agreements with customers or strategic partners, and other alternatives., depending upon market conditions. Should the Company choose to pursue additional financing, there is no assurance that such financing would be available on terms that it would find acceptable, or at all.

The market for products using the Company’s technology is broad, but is nascent and unproven, so the Company’s success is sensitive to many factors, including technological feasibility, regulatory approval, customer acceptance, competition and global market fluctuations.

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Note 3 – Summary of Significant Accounting Policies, continued

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements as well as the reported expenses during the reporting periods.

The Company’s significant estimates and assumptions include the valuation of stock-based compensation instruments, recognition of revenue, the useful lives of long-lived assets, and income tax expense. Some of these judgments can be subjective and complex, and, consequently, actual results may differ from these estimates. Although the Company believes that its estimates and assumptions are reasonable, they are based upon information available at the time the estimates and assumptions were made. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents. The Company maintains cash balances that may be uninsured or in deposit accounts that exceed Federal Deposit Insurance Corporation limits. The Company maintains its cash deposits with major financial institutions.

Revenue Recognition

On January 1, 2018, the Company adopted Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (Topic 606), which is described below in Recent Accounting Pronouncements.

In accordance with Topic 606, the Company recognizes revenue using the following five-step approach:

1.	Identify the contract with the customer.

2.	Identify the performance obligations in the contract.

3.	Determine the transaction price of the contract.

4.	Allocate the transaction price to the performance obligations of the contract.

5.	Recognize revenue when the performance obligations are met or delivered.

The Company records revenue associated with product development projects that it enters into with certain customers. In general, these development projects are complex, and the Company does not have certainty about its ability to achieve the project milestones. The achievement of a milestone is dependent on the Company’s performance obligation, and requires acceptance by the customer. The Company recognizes revenue based on when the performance obligation is met. However, the Company does not recognize revenue in excess of an accepted milestone, as there would be uncertainty of payment for work that has not been accepted. The payment associated with achieving the performance obligation is generally commensurate with the Company’s effort or the value of the deliverable and is nonrefundable. The Company records the expenses related to these projects in research and development expense, in the periods such expenses were incurred.

The Company also records royalty revenue from its manufacturing partner, Dialog, based on shipments from Dialog to its customers.

Research and Development

Research and development expenses are charged to operations as incurred. For internally developed patents, all patent application costs are expensed as incurred as research and development expense. Patent application

Note 3 – Summary of Significant Accounting Policies, continued

Research and Development, continued

costs, which are generally legal costs, are expensed as research and development costs until such time as the future economic benefits of such patents become more certain. The Company incurred research and development costs of $32,871,685 and $33,230,668 for the years ended December 31, 2018 and 2017, respectively.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with accounting guidance that requires awards to be recorded at their fair value on the date of grant and are amortized over the vesting period of the award. The Company recognizes compensation costs on a straight line basis over the requisite service period of the award, which is typically the vesting term of the equity instrument issued.

Under the Company’s Employee Stock Purchase Plan (“ESPP”), employees may purchase a limited number of shares of the Company’s stock at a 15% discount from the lower of the closing market prices measured on the first and last days of each half-year period. The Company recognizes stock-based compensation expense for the fair value of the purchase options, as measured on the grant date.

Income Taxes

Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. As of December 31, 2018, no liability for unrecognized tax benefits was required to be reported. The guidance also discusses the classification of related interest and penalties on income taxes. The Company’s policy is to record interest and penalties on uncertain tax positions as a component of income tax expense. No interest or penalties were recorded during the years ended December 31, 2018 and 2017. The Company files income tax returns with the United States and California governments.

Net Loss Per Common Share

Basic net loss per share is computed by dividing net loss available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options and warrants (using the treasury stock method), the vesting of restricted stock units (“RSUs”) and performance stock units (“PSUs”) and the enrollment of employees in the ESPP. The computation of diluted loss per share excludes potentially dilutive securities of 6,161,356 and 7,324,400 for the years ended December 31, 2018 and 2017, respectively, because their inclusion would be antidilutive.

Note 3 – Summary of Significant Accounting Policies, continued

Net Loss Per Common Share, continued

Potentially dilutive securities outlined in the table below have been excluded from the computation of diluted net loss per share because the effect of their inclusion would have been anti-dilutive.

	For the Years Ended December 31,
	2018	2017
Financing Warrant to purchase common stock	—	13,889
IPO Warrants to purchase common stock	—	11,600
Warrants issued to private investors	3,035,688	3,035,688
Options to purchase common stock	656,494	1,037,239
RSUs	2,469,174	2,274,327
PSUs	—	951,657

Total potentially dilutive securities	6,161,356	7,324,400

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (Topic 606) (“ASU 2014-09”), which supersedes the revenue recognition requirements in ASU Topic 605, “Revenue Recognition,” and most industry-specific guidance. ASU 2014-09 is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments, and assets recognized from costs incurred to obtain or fulfill a contract. Originally, ASU 2014-09 would be effective for the Company starting January 1, 2017 using either of two methods: (i) retrospective to each prior reporting period presented with the option to elect certain practical expedients as defined within ASU 2014-09; or (ii) retrospective with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application and providing certain additional disclosures as defined per ASU 2014-09. In July 2015, FASB voted to amend ASU 2014-09 by approving a one-year deferral of the effective date as well as providing the option to early adopt the standard on the original effective date. The Company used the modified retrospective implementation method for all contracts and did not need to record a cumulative effect adjustment to retained earnings as of the date of initial application.

In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities”. The standard addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. ASU 2016-01 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. The Company has adopted ASU 2016-01 and its adoption had no material impact on its financial statements.

In January 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). This standard requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. ASU 2016-02 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company evaluated the effects that the adoption of this new standard will have on its financial statements and does not expect the adoption to have a material impact on its financial statements.

Note 3 – Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326)—Measurement of Credit Losses on Financial Instruments.” ASU No. 2016-13 provides financial statement reader more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. It is effective for annual reporting periods beginning after December 15, 2019. The Company will evaluate the effects, if any, that adoption of this guidance will have on its financial statements.

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230) – Classification of Certain Cash Receipts and Cash Payments.” ASU No. 2016-15 addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice. It is effective for annual reporting periods beginning after December 15, 2017. The adoption of the new standard did not have a material impact on the Company’s financial statements.

In November 2016, the FASB issued ASU No. 2016-18, “Statement of Cash Flows (Topic 230)—Restricted Cash.” ASU No. 2016-18 requires an entity to include amounts described as restricted cash and restricted cash equivalents with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. It is effective for annual reporting periods beginning after December 15, 2018. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

In December 2016, the FASB issued ASU No. 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers.” ASU No. 2016-20 amends certain aspects of ASU No. 2014-09 and clarifies, rather than changes, the core revenue recognition principles in ASU No. 2014-09. It is effective for annual reporting periods beginning after December 15, 2018. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

In May 2017, the FASB issued ASU No. 2017-09, “Compensation – Stock Compensation (Topic 718) – Scope of Modification Accounting.” ASU No. 2017-09 provides clarity and reduces complexity when applying the guidance in Topic 718 for changes in terms or conditions of share-based payment awards. It is effective for annual reporting periods beginning after December 15, 2017. The adoption of the new standard did not have a material impact on the Company’s financial statements.

In July 2017, the Financial Accounting Standards Board (“FASB”) issued a two-part Accounting Standards Update (“ASU”) No. 2017-11, I. Accounting for Certain Financial Instruments With Down Round Features and II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests With a Scope Exception (“ASU 2017-11”). ASU 2017-11 amends guidance in FASB ASC 260, Earnings Per Share, FASB ASC 480, Distinguishing Liabilities from Equity, and FASB ASC 815, Derivatives and Hedging. The amendments in Part I of ASU 2017-11 change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. The amendments in Part II of ASU 2017-11 re-characterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect. ASU 2017-11 is effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact the adoption of this new standard will have on its financial statements.

In June 2018, the FASB issued ASU No. 2018-07, “Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-based Payment Accounting.” ASU 2018-07 aligns accounting for share-based payments issued to nonemployees to that of employees under the existing guidance of Topic 718, with

Note 3 – Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued

certain exceptions. This update supersedes previous guidance for equity-based payments to nonemployees under Subtopic 505-50, “Equity – Equity-based Payments to Nonemployees.” It is effective for annual reporting periods beginning after December 15, 2018. The Company is currently evaluating the impact the adoption of this new standard will have on its financial statements.

Management’s Evaluation of Subsequent Events

The Company evaluates events that have occurred after the balance sheet date of December 31, 2018, through the date which the financial statements are issued. Based upon the review, other than the event disclosed in Note 13 – Subsequent Events, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Note 4 – Property and Equipment

Property and equipment are as follows:

	As of December 31,
	2018	2017
Computer software	$1,797,454	$1,418,457
Computer hardware	2,709,072	2,289,687
Furniture and fixtures	544,421	529,287
Leasehold improvements	613,111	613,111

	5,664,058	4,850,542
Less – accumulated depreciation	(4,445,042)	(3,436,625)

Total property and equipment, net	$1,219,016	$1,413,917

The Company currently uses the following expected life terms for depreciating property and equipment: computer software – 1-2 years, computer hardware – 3 years, furniture and fixtures – 7 years, leasehold improvements – remaining life of the lease.

Total depreciation and amortization expense of the Company’s property and equipment was $1,054,720 and $1,309,980 for the years ended December 31, 2018 and 2017, respectively.

Note 5 – Accrued Expenses

Accrued expenses consist of the following:

	As of December 31,
	2018	2017
Accrued compensation	$990,988	$948,935
Accrued legal expenses	524,685	445,684
Other accrued expenses	262,676	227,406

Total	$1,778,349	$1,622,025

Note 6 – Commitments and Contingencies

Operating Leases

On September 10, 2014, the Company entered into a Lease Agreement with Balzer Family Investments, L.P. (the “Landlord”) related to space located at Northpointe Business Center, 3590 North First Street, San Jose, California. The initial term of the lease is 60 months, with initial monthly base rent of $36,720 and the lease is subject to certain annual escalations as defined in the agreement. The Company issued to the Landlord 41,563 shares of the Company’s common stock valued at $500,000, of which $400,000 will be applied to reduce the Company’s monthly base rent obligation by $6,732 per month and of which $100,000 was for certain tenant improvements. The Company recorded $400,000 as prepaid rent on its balance sheet, which is being amortized over the term of the lease and recorded $100,000 as leasehold improvements.

On February 26, 2015, the Company entered into a sub-lease agreement for additional space in the San Jose, California area. The agreement has a term which expires on June 30, 2019 and a current monthly rent of $6,668 per month. On August 25, 2015, the Company entered into an additional amended sub-lease agreement for additional space in San Jose, California. The agreement has a term which expires on June 30, 2019 and a current monthly rent of $4,578 per month. These leases are subject to certain annual escalations as defined in the agreements.

On May 31, 2017, the Company renewed a lease agreement for the Company’s space in Costa Mesa, California. The agreement has a term that expires on September 30, 2019 with a current monthly rent of $9,437 and is subject to certain annual escalations as defined in the agreement.

The Company is currently negotiating a renewal of its main operating leases.

The future minimum lease payments for leased locations are as follows:

For the Year Ended December 31,	Amount
2019	$457,585

Total	$457,585

Hosted Design Solution Agreement

On June 25, 2015, the Company entered into a three-year agreement to license electronic design automation software in a hosted environment. Pursuant to the agreement, under which services began July 2015, the Company is required to remit quarterly payments in the amount of approximately $101,000 with the last payment due March 30, 2018. On December 18, 2015, the agreement was amended to redefine the hardware and software configuration and the quarterly payments increased to approximately $198,000. In July 2018, the Company renewed the agreement for an additional three years, and the Company is required to remit quarterly payments of approximately $218,000, with the last payment due in March 2021.

Litigations, Claims, and Assessments

The Company may be involved in various disputes, claims, liens and litigation matters arising in the normal course of business. While the outcome of these disputes, claims, liens and litigation matters cannot be predicted with certainty, after consulting with legal counsel, management does not believe that the outcome of these matters will have a material adverse effect on the Company’s combined financial position, results of operations or cash flows.

Note 6 – Commitments and Contingencies, continued

MBO Bonus Plan

On March 15, 2018, the Company’s Board of Directors (“Board”), on the recommendation of the Board’s Compensation Committee (“Compensation Committee”), approved the Energous Corporation MBO Bonus Plan (“Bonus Plan”) for executive officers of the Company. To be eligible to receive a bonus under the Bonus Plan, an executive officer must be continuously employed throughout the applicable performance period, and in good standing, and achieve the performance objectives selected by the Compensation Committee.

Under the Bonus Plan, the Compensation Committee is responsible for selecting the amounts of potential bonuses for executive officers, the performance metrics used to determine whether any such bonuses will be paid and determining whether those performance metrics have been achieved.

During the year ended December 31, 2018, the Company recognized a total of $1,440,671 in expense under the Bonus Plan. As of December 31, 2018, $234,675 of this amount was not yet paid and is included under accrued expenses.

Severance and Change in Control Agreement

On March 15, 2018, the Compensation Committee approved a form of Severance and Change in Control Agreement (“Severance Agreement”) that the Company may enter into with executive officers (“Executive”).

Under the Severance Agreement, if an Executive is terminated in a qualifying termination, the Company agrees to pay the Executive six to 12 months of that Executive’s monthly base salary. If Executive elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) the Company will pay the full amount of Executive’s premiums under the Company’s health, dental and vision plans, including coverage for the Executive’s eligible dependents, for the six to 12 month period following the Executive’s termination.

Amended Employee Agreement – Stephen Rizzone

On April 3, 2015, the Company entered into an Amended and Restated Executive Employment Agreement with Stephen R. Rizzone, the Company’s President and Chief Executive Officer (“Employment Agreement”).

The Employment Agreement has an effective date of January 1, 2015 and an initial term of four years (the “Initial Employment Period”) with an automatic one year renewal. The Employment Agreement provides for an annual base salary of $365,000, and Mr. Rizzone is eligible to receive quarterly cash bonuses with a total target amount equal to 100% of his base salary based upon achievement of performance-based objectives established by the Company’s board of directors.

Pursuant to Mr. Rizzone’s prior employment agreement, on December 12, 2013 Mr. Rizzone was granted a ten year option to purchase 275,689 shares of common stock at an exercise price of $1.68 vesting over four years in 48 monthly installments beginning October 1, 2013 (“First Option”). Mr. Rizzone was also granted a second option award to purchase 496,546 shares of common stock at an exercise price of $6.00 (“Second Option”). The Second Option vests over the same vesting schedule as the First Option.

Effective May 21, 2015, with the approval by the Company’s stockholders of its new performance-based equity plan, the Employment Agreement provided and Mr. Rizzone received, a grant of 639,075 Performance Share Units (the “PSUs”). The PSUs, which represent the right to receive shares of common stock, shall be earned based on the Company’s achievement of market capitalization growth between the effective date of the Employment Agreement and the end of the Initial Employment Period. If the Company’s market capitalization is $100 million or less, no PSUs will be earned. If the Company reaches a market capitalization of $1.1 billion or

Note 6 – Commitments and Contingencies, continued

Amended Employee Agreement – Stephen Rizzone, continued

more, 100% of the PSUs will be earned. For market capitalization between $100 million and $1.1 billion, the percentage of PSUs earned will be determined on a quarterly basis based on straight line interpolation. PSUs earned as of the end of a calendar quarter will be paid 50% immediately and 50% will be deferred until the end of the Initial Employment Period subject to Mr. Rizzone’s continued employment with the Company (See Note 8).

Mr. Rizzone is also eligible to receive all customary and usual benefits generally available to senior executives of the Company.

The Employment Agreement provides that if Mr. Rizzone’s employment is terminated due to his death or disability, if Mr. Rizzone’s employment is terminated by the Company without cause or if he resigns for good reason, twenty-five percent (25%) of the shares subject to the First Option and the Second Option shall immediately vest and become exercisable, he will have a period of one year post-termination to exercise the First Option and the Second Option, and if a Liquidation Event (as defined in the Employment Agreement) shall occur prior to the termination of the First Option and the Second Option, one hundred percent (100%) of the shares subject to the First Option and Second Option shall immediately vest and become exercisable effective immediately prior to the consummation of the Liquidation Event. In addition, any outstanding deferred PSUs shall be immediately vested and paid, but any remaining unearned portion of the PSUs shall immediately be canceled and forfeited.

Strategic Alliance Agreement

In November 2016, the Company and Dialog Semiconductor plc (“Dialog”), a related party (see Note 10—Related Party Transactions), entered into a Strategic Alliance Agreement (“Alliance Agreement”) for the manufacture, distribution and commercialization of products incorporating the Company’s wire-free charging technology (“Licensed Products”). Pursuant to the terms of the Alliance Agreement, the Company agreed to engage Dialog as the exclusive supplier of the Licensed Products for specified fields of use, subject to certain exceptions (the “Company Exclusivity Requirement”). Dialog agreed to not distribute, sell or work with any third party to develop any competing products without the Company’s approval (the “Dialog Exclusivity Requirement”). In addition, both parties agreed on a revenue sharing arrangement and will collaborate on the commercialization of Licensed Products based on a mutually-agreed upon plan. Each party will retain all of its intellectual property.

The Alliance Agreement has an initial term of seven years and will automatically renew annually thereafter unless terminated by either party upon 180 days’ prior written notice. The Company may terminate the Alliance Agreement at any time after the third anniversary of the Agreement upon 180 days’ prior written notice to Dialog, or if Dialog breaches certain exclusivity obligations. Dialog may terminate the Alliance Agreement if sales of Licensed Products do not meet specified targets. The Company Exclusivity Requirement will terminate upon the earlier of January 1, 2021 or the occurrence of certain events relating to the Company’s pre-existing exclusivity obligations. The Dialog Exclusivity Requirement will terminate if no Licensed Products have received the necessary Federal Communications Commission approvals within specified timeframes.

Note 7 – Stockholders’ Equity

Authorized Capital

The holders of the Company’s common stock are entitled to one vote per share. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. Upon the liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in all assets of the Company that are legally available for distribution.

Note 7 – Stockholders’ Equity, continued

Filing of Registration Statement

Pursuant to a shelf registration statement on Form S-3 filed on April 24, 2015, in January 2018, the Company raised $38,846,815 (net of $1,153,715 in underwriter’s discount and issuance costs) from the sale of stock in an “at-the-market” equity offering of its common stock.

On August 9, 2018, the Company filed a shelf registration statement on Form S-3, which became effective on August 17, 2018. This shelf registration statement allows the Company to sell, from time to time, any combination of debt or equity securities described in the registration statement up to aggregate proceeds of $75,000,000.

Private Placements

On June 28, 2017, the Company and Dialog Semiconductor, a related party (see Note 10 – Related Party Transactions), entered into a securities purchase agreement pursuant to which the Company agreed to sell Dialog 976,139 shares of common stock at a price of $15.3666 per share and a warrant to purchase up to 654,013 shares of common stock that may be exercised only on a cashless basis at a price of $19.9766 per share, and may be exercised at any time between the date that is six months and one day after the closing date of the transaction and the three-year anniversary of the closing date. The aggregate proceeds from the sale of these shares, which were issued on July 5, 2017, was $14,999,935.

Note 8 – Stock Based Compensation

Equity Incentive Plans

2013 Equity Incentive Plan

In December 2013, the Company’s board of directors and stockholders approved the Company’s 2013 Equity Incentive Plan, providing for the issuance of equity-based instruments covering up to, as amended, a total of 4,485,967 shares of common stock.

Effective on May 16, 2018, the Company’s stockholders approved the amendment and restatement of the 2013 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 1,600,000 shares, bringing the total number of approved shares to 6,085,967 under the 2013 Equity Incentive Plan.

As of December 31, 2018, 1,707,485 shares of common stock remain eligible to be issued through equity-based instruments under the 2013 Equity Incentive Plan.

2014 Non-Employee Equity Compensation Plan

In March 2014, the Company’s board of directors and stockholders approved the 2014 Non-Employee Equity Compensation Plan for the issuance of equity-based instruments covering up to, as amended, a total of 600,000 shares of common stock to directors and other non-employees.

Effective on May 16, 2018, the Company’s shareholders approved the amendment and restatement of the 2014 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 250,000 shares, bringing the total number of shares to 850,000 under the 2014 Non-employee Equity Compensation Plan.

As of December 31, 2018, 366,829 shares of common stock remain eligible to be issued through equity-based instruments under the 2014 Non-Employee Equity Compensation Plan.

Note 8 – Stock Based Compensation, continued

Equity Incentive Plans, continued

2015 Performance Share Unit Plan

In April 2015, the Company’s board of directors approved the Energous Corporation 2015 Performance Share Unit Plan (the “Performance Share Plan”), under which 1,310,104 shares of common stock became available for issuance as PSUs to a select group of employees and directors, subject to approval by the stockholders. On May 21, 2015 the Company’s stockholders approved the Performance Share Plan.

Effective on May 16, 2018, the Company’s shareholders approved the amendment and restatement of the 2015 Performance Share Plan to increase the number of shares reserved for issuance thereunder by 1,400,000 shares, bringing the total number of approved shares to 2,710,104 under the 2015 Performance Share Unit Plan.

As of December 31, 2018, 1,431,951 shares of common stock remain eligible to be issued through equity-based instruments under the Performance Share Unit Plan.

2017 Equity Inducement Plan

On December 28, 2017, the Board of Directors approved the 2017 Equity Inducement Plan. Under the plan, the Board of Directors reserved 600,000 shares for the grant of RSUs. These grants will be administered by a committee of the Board of Directors or the Board of Directors acting as a Committee. These awards will be granted to individuals who (a) are being hired as an Employee by the Company or any Subsidiary and such Award is a material inducement to such person being hired; (b) are being rehired as an Employee following a bona fide period of interruption of employment with the Company or any Subsidiary; or (c) will become an Employee of the Company or any Subsidiary in connection with a merger or acquisition.

As of December 31, 2018, 271,000 shares of common stock remain available to be issued through equity-based instruments under the 2017 Equity Inducement Plan.

Employee Stock Purchase Plan

In April 2015, the Company’s board of directors approved the ESPP, under which 600,000 shares of common stock have been reserved for purchase by the Company’s employees, subject to approval by the stockholders. On May 21, 2015, the Company’s stockholders approved the ESPP. Employees may designate an amount not less than 1% but not more than 10% of their annual compensation, but for not more than 7,500 shares during an offering period. An offering period shall be six months in duration commencing on or about January 1 and July 1 of each year. The exercise price of the option will be the lesser of 85% of the fair market of the common stock on the first business day of the offering period and 85% of the fair market value of the common stock on the applicable exercise date.

As of December 31, 2018, 343,753 shares of common stock remain eligible to be issued through equity based instruments under the ESPP. For the year ended December 31, 2018, eligible employees contributed $531,797 through payroll deductions to the ESPP and 62,168 shares were deemed delivered for the year ended December 31, 2018. For the year ended December 31, 2017, eligible employees contributed $869,066 through payroll deductions to the ESPP and 62,700 shares were deemed delivered for the year ended December 31, 2017.

Note 8 – Stock Based Compensation, continued

Stock Option Award Activity

The following is a summary of the Company’s stock option activity during the year ended December 31, 2018:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Life In Years	Intrinsic Value
Outstanding at January 1, 2018	1,037,239	$4.80	6.4	$15,198,044
Granted	—	—	—	—
Exercised	(380,745)	3.47	—	—
Forfeited	—	—	—	—

Outstanding at December 31, 2018	656,494	$5.57	4.6	$252,887

Exercisable at December 31, 2018	656,494	$5.57	4.6	$252,887

As of December 31, 2018, the unamortized value of options was $0.

The aggregate intrinsic value of options exercised was $4,570,515 and $2,864,845 for the years ended December 31, 2018 and 2017, respectively.

No options were granted during the years ended December 31, 2018 and 2017.

Restricted Stock Units (“RSUs”)

During the year ended December 31, 2018, the Compensation Committee of the Board (“Compensation Committee”) granted various directors and consultants RSUs under which the holders have the right to receive an aggregate 175,826 shares of common stock. These awards were granted under the 2014 Non-Employee Equity Compensation Plan. The awards granted vest over terms from one to four years.

During the year ended December 31, 2018, the Compensation Committee granted various employees RSUs under which the holders have the right to receive an aggregate 856,975 shares of common stock. The majority of these awards, granted under the 2013 Equity Incentive Plan, vest over terms ranging from one to four years.

During the year ended December 31, 2018, the Compensation Committee granted employees RSUs under which the holders have the right to receive 345,500 shares of common stock. The awards, granted under the 2017 Equity Inducement Plan, vest over four years beginning on the anniversary of the grant date.

The Company accounts for RSUs granted to consultants using the accounting guidance included in ASC 505-50 “Equity-Based Payments to Non-Employees” (“ASC 505-50”). In accordance with ASC 505-50, the Company estimates the fair value of the unvested portion of the RSU award each reporting period using the closing price of the Company’s common stock.

Note 8 – Stock Based Compensation, continued

Restricted Stock Units (“RSUs”), continued

At December 31, 2018, the unamortized value of the RSUs was $25,810,914. The unamortized amount will be expensed over a weighted average period of 2.3 years. A summary of the activity related to RSUs for the year ended December 31, 2018 is presented below:

	Total	Weighted Average Grant Date Fair Value
Outstanding at January 1, 2018	2,274,325	$13.75
RSUs granted	1,378,301	$15.89
RSUs forfeited	(220,433)	$14.36
RSUs vested	(963,019)	$13.30

Outstanding at December 31, 2018	2,469,174	$15.07

Performance Share Units (“PSUs”)

Performance share units (“PSUs”) are grants that vest upon the achievement of certain performance goals. The goals are commonly related to the Company’s market capitalization or market share price of the common stock.

The PSUs originally issued during 2015 to certain board members and senior management were earned based on the Company’s achievement of market capitalization growth between the effective date of the grant agreement and December 31, 2018. If the Company’s market capitalization was $100 million or less, no PSUs were earned. If the Company reached a market capitalization of $1.1 billion or more, 100% of the PSUs would have been earned. For market capitalization between $100 million and $1.1 billion, the percentage of PSUs earned was determined on a quarterly basis based on straight line interpolation.

The Company determined that the PSUs were equity awards with both market and service conditions. Grantees of PSUs were required to be employed through December 31, 2018 in order to earn the entire award, if and when vested. No PSUs were granted during the years ended December 31, 2018 and 2017.

The fair value of the grants of PSUs to purchase a total of 1,342,061 shares of common stock (including 1,278,153 PSUs granted under the 2015 Performance Share Unit Plan and 63,908 granted as an inducement) was determined to be approximately $3,218,000, and was amortized over the service period of May 21, 2015 through December 31, 2018, on a straight-line basis.

Amortization for all PSU awards was $819,816 and $1,661,650 for the years ended December 31, 2018 and 2017, respectively.

At December 31, 2018, the unamortized value of all PSUs was $0. A summary of the activity related to PSUs for the year ended December 31, 2018 is presented below:

	Total	Weighted Average Grant Date Fair Value
Outstanding at January 1, 2018	951,657	$2.65
PSUs granted	—	$—
PSUs forfeited	(656,688)	$2.65
PSUs vested	(294,969)	$2.65

Outstanding at December 31, 2018	—	$—

Note 8 – Stock Based Compensation, continued

Employee Stock Purchase Plan (“ESPP”)

During the years ended December 31, 2018 and 2017, there were two offering periods per year for the ESPP. The first offering period started on January 1 of each year and concluded on June 30 of each year. The second offering period started on July 1 of each year and concluded on December 31 of each year.

The weighted-average grant-date fair value of the purchase option for each designated share purchased under this plan was approximately $9.25 and $5.42 during the years ended December 31, 2018 and 2017, respectively, which represents the fair value of the option, consisting of three main components: (i) the value of the discount on the enrollment date, (ii) the proportionate value of the call option for 85% of the stock and (iii) the proportionate value of the put option for 15% of the stock. The Company recognized stock-based compensation expense for the plan of $574,927 and $331,913 for the years ended December 31, 2018 and 2017, respectively.

The Company estimated the fair value of the purchase options granted during the years ended December 31, 2018 and 2017 using the Black-Scholes option pricing model. The fair values of the purchase options granted were estimated using the following assumptions:

For the Year Ended December 31, 2018
Stock price range	$14.48 – 22.34
Dividend yield	0%
Expected volatility range	72 – 177%
Risk-free interest rate range	1.61 – 2.14%
Expected life	6 months

For the Year Ended December 31, 2017
Stock price range	$16.08 – 17.59
Dividend yield	0%
Expected volatility range	56 – 66%
Risk-free interest rate range	0.62 – 1.11%
Expected life	6 months

Stock-Based Compensation Expense

The following tables summarize total stock-based compensation costs recognized for years ended December 31, 2018 and 2017:

	For the Years Ended December 31,
	2018	2017
Stock options	$—	$764,723
RSUs	15,359,011	13,043,171
PSUs	819,816	1,661,650
DSUs	—	1,362
ESPP	574,927	331,913

Total	$16,753,754	$15,802,819

Note 8 – Stock Based Compensation, continued

Stock-Based Compensation Expense, continued

The total amount of stock-based compensation was reflected within the statements of operations as:

	For the Years Ended December 31,
	2018	2017
Research and development	$9,676,156	$8,522,798
Sales and marketing	1,416,136	1,113,120
General and administrative	5,661,462	6,166,901

Total	$16,753,754	$15,802,819

Note 9 – Income Taxes

In December 2017, the SEC issued Staff Accounting Bulletin No. 118 (“SAB 118”), which provides guidance on accounting for the income tax effects of the TCJA. SAB 118 provides a measurement period that should not extend beyond one year from the TCJA enactment date for companies to complete the accounting relating to the TCJA under Accounting Standards Codification Topic 740, “Income Taxes” (“ASC 740”). In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the TCJA for which the accounting under ASC 740 is complete. To the extent that a company’s accounting for TCJA-related income tax effects is incomplete, but the company is able to determine a reasonable estimate, it must record a provisional estimate in its financial statements. If a company cannot determine a provisional estimate to be included in its financial statements, it should continue to apply ASC 740 on the basis of the provisions of the tax laws that were in effect immediately before the enactment of the TCJA. The Company completed its analysis of the TCJA’s income tax effects. In accordance with SAB 118, the TCJA-related income tax effects that the Company initially reported as provisional estimates were refined as additional analysis was performed. There was no material impact to the Company’s financial statements recorded when its analysis was completed in the 2018 fourth quarter.

As of December 31, 2018 and 2017, the Company’s deferred tax assets (liabilities) consisted of the effects of temporary differences attributable to the following:

	December 31,
	2018	2017
Deferred tax assets (liabilities):
Tax credit	$5,994,401	$4,335,394
Net operating loss carryforwards	36,578,319	23,630,008
Property and equipment	144,833	99,756
Research and development costs	16,303,445	15,372,328
Start-up and organizational costs	696	774
Stock-based compensation	4,000,781	2,473,591
Other accruals	326,812	260,113

Total gross deferred tax assets	63,349,287	46,171,964
Less: valuation allowance	(63,349,287)	(46,171,964)

Deferred tax assets, net	$—	$—

Note 9 – Income Taxes, continued

The change in the Company’s valuation allowance is as follows:

	2018	2017
January 1,	$46,171,964	$39,719,606
Increase in valuation allowance	17,177,323	6,452,358

December 31,	$63,349,287	$46,171,964

The Company has federal and state net operating loss carryforwards of approximately $130,590,000 and $131,084,000, respectively, available to offset future taxable income. The federal and state NOL carryforwards will expire at various dates beginning in 2033. The Company has federal and state research and development tax credit carryforwards of approximately $3,669,000 and $2,944,000, respectively. The federal R&D credit carryforwards will expire beginning in 2032 and state R&D credit carryforwards do not expire. The ultimate realization of the net operating loss is dependent upon future taxable income, if any, of the Company. Although management believes that the Company may have sufficient future taxable income to absorb the net operating loss carryforwards and research and development tax credit carryforwards before the expiration of the carryforward period, there may be circumstances beyond the Company’s control that limit such utilization. Accordingly, management has determined that a full valuation allowance of the deferred tax asset is appropriate at December 31, 2018 and 2017.

Internal Revenue Code Section 382 imposes limitations on the use of net operating loss carryforwards when the stock ownership of one or more 5% shareholders (shareholders owning 5% or more of the Company’s outstanding capital stock) has increased on a cumulative basis by more than 50 percentage points. Management cannot control the ownership changes occurring as a result of public trading of the Company’s Common Stock. Accordingly, there is a risk of an ownership change beyond the control of the Company that could trigger a limitation of the use of the loss carryforward. The Company completed a Section 382 analysis as of December 31, 2018 and determined that none of its NOLs or R&D credits would be limited.

	For the Year Ended December 31,
	2018	2017
Tax benefit at federal statutory rate	(21.0)%	(34.0)%
State income taxes	(7.7)	(10.2)
Permanent differences:
Stock-based compensation	(2.2)	(2.5)
Meals and entertainment	0.1	0.1
Executive compensation	0.2	—
True-up of federal deferred taxes	0.1	(2.8)
Change in effective tax rate	—	39
Research and development tax credit, federal	(1.9)	(1.4)
Research and development tax credit, state	(1.4)	(1.6)
Increase in valuation allowance, federal	24.7	1.3
Increase in valuation allowance, state	9.1	11.7

Effective income tax rate	0.0%	0.0%

Note 10 – Related Party Transactions

In November 2016, the Company and Dialog entered into an alliance agreement for the manufacture, distribution and commercialization of products incorporating the Company’s wire-free charging technology (See Note 6 – Commitments and Contingencies, Strategic Alliance Agreement). On November 7, 2016 and

Note 10 – Related Party Transactions, continued

June 28, 2017, the Company and Dialog entered into securities purchase agreements under which Dialog acquired a total of 1,739,691 shares and received warrants to purchase up to 1,417,565 shares (See Note 5 – Stockholders’ Equity, Private Placements). Dialog presently owns approximately 6.6% of the Company’s outstanding common shares and could potentially own 11.3% of the Company’s outstanding common shares if it exercised all of its warrants for common shares. For the twelve months ended December 31, 2018 and 2017, the Company paid $79,550 and $516,725, respectively, to Dialog for chip development costs incurred, which is recorded under research and development expense. Pursuant to the Strategic Alliance Agreement in Note 6 – Commitments and Contingencies, we recorded $5,773 and $0 in revenue for the years ended December 31, 2018 and 2017, respectively.

Note 11 – Unaudited Quarterly Financial Information

Summarized quarterly information for the years ended December 31, 2018 and 2017 is listed below:

	For the quarter ended
	March 31	June 30	September 30	December 31
2018
Revenue	$25,000	$205,773	$228,000	$56,050
Operating expenses	$13,474,163	$12,510,139	$12,879,961	$12,579,970
Net loss	$(13,443,457)	$(12,298,371)	$(12,645,291)	$(12,453,003)
Loss per share, basic and diluted	$(0.55)	$(0.48)	$(0.49)	$(0.48)
2017
Revenue	$575,368	$299,506	$250,000	$29,135
Operating expenses	$13,051,387	$13,220,879	$13,001,623	$11,267,948
Net loss	$(12,473,140)	$(12,919,010)	$(12,748,248)	$(11,236,477)
Loss per share, basic and diluted	$(0.61)	$(0.63)	$(0.58)	$(0.50)

Note 12 – Customer Concentration

One customer accounted for approximately 92% and 96% of the Company’s revenue for the years ended December 31, 2018 and 2017, respectively. The same customer accounted for approximately 56% of the Company’s accounts receivable balance as of December 31, 2018. As of December 31, 2017, the Company did not have an accounts receivable balance.

Note 13 – Subsequent Events

On February 27, 2019, the Company raised $23.3 million, net of underwriter’s discount and offering expenses of $1.7 million.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

FOR NON-U.S. HOLDERS OF OUR COMMON STOCK

The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock acquired in this offering by Non-U.S. Holders (as defined below). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the alternative minimum tax or Medicare Contribution tax on net investment income and does not deal with state or local taxes, U.S. federal gift and estate tax laws (except to the limited extent provided below) or any non-U.S. tax consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances.

Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Internal Revenue Code of 1986, as amended, or Code, such as:

•	insurance companies, banks and other financial institutions;

•	tax-exempt organizations (including private foundations) and tax-qualified retirement plans;

•	foreign governments and international organizations;

•	broker-dealers and traders in securities;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	persons that own, or are deemed to own, more than 5% of our capital stock;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code;

•	persons that hold our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment or other risk reduction strategy;

•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); and

•	partnerships and other pass-through entities, and investors in such pass-through entities (regardless of their places of organization or formation).

Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Furthermore, the discussion below is based upon the provisions of the Code, and Treasury regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly retroactively, and are subject to differing interpretations which could result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or will not take a contrary position regarding the tax consequences described herein, or that any such contrary position would not be sustained by a court.

PERSONS CONSIDERING THE PURCHASE OF OUR COMMON STOCK PURSUANT TO THIS OFFERING SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES

ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION, INCLUDING ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES OR ANY U.S. FEDERAL NON-INCOME TAX CONSEQUENCES, AND THE POSSIBLE APPLICATION OF TAX TREATIES.

For the purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of common stock that is not a U.S. Holder or a partnership for U.S. federal income tax purposes. A “U.S. Holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes, (a) an individual citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are an individual non-U.S. citizen, you may, in some cases, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. Generally, for this purpose, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year, are counted.

Resident aliens are generally subject to U.S. federal income tax as if they were U.S. citizens. Individuals who are uncertain of their status as resident or nonresident aliens for U.S. federal income tax purposes are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership or disposition of our common stock.

Distributions

We do not expect to make any distributions on our common stock in the foreseeable future. If we do make distributions on our common stock, however, such distributions made to a Non-U.S. Holder of our common stock will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a Non-U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of our common stock as described below under the section titled “—Gain on Disposition of Our Common Stock.”

Any distribution on our common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons, unless a specific treaty exemption applies. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

See also the section below titled “—Foreign Accounts” for additional withholding rules that may apply to dividends paid to certain foreign financial institutions or non-financial foreign entities.

Gain on Disposition of Our Common Stock

Subject to the discussions below under the sections titled “—Backup Withholding and Information Reporting” and “—Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other disposition of our common stock unless (a) the gain is effectively connected with a trade or business of the holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (c) we are or have been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition or the holder’s holding period in the common stock.

If you are a Non-U.S. Holder described in (a) above, you will be required to pay tax on the net gain derived from the sale at the regular graduated U.S. federal income tax rates applicable to U.S. persons, unless a specific treaty exemption applies. Corporate Non-U.S. Holders described in (a) above may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you are an individual Non-U.S. Holder described in (b) above, you will be required to pay a flat 30% tax on the gain derived from the sale, which gain may be offset by certain U.S. source capital losses (even though you are not considered a resident of the United States), provided you have timely filed U.S. federal income tax returns with respect to such losses. With respect to (c) above, in general, we would be a U.S. real property holding corporation if interests in U.S. real estate comprised (by fair market value) at least half of our assets. We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation. However, there can be no assurance that we will not become a U.S. real property holding corporation in the future. Even if we are treated as a U.S. real property holding corporation, gain realized by a Non-U.S. Holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly or constructively, no more than five percent of our common stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the holder’s holding period and (2) our common stock is regularly traded on an established securities market. There can be no assurance that our common stock will continue to qualify as regularly traded on an established securities market.

U.S. Federal Estate Tax

The estates of nonresident alien individuals generally are subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, our common stock will be U.S. situs property and, therefore, will be included in the taxable estate of a nonresident alien decedent, unless an applicable estate tax treaty between the United States and the decedent’s country of residence provides otherwise. The terms “resident” and “nonresident” are defined differently for U.S. federal estate tax purposes than for U.S. federal income tax purposes. Investors are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of the ownership or disposition of our common stock.

Backup Withholding and Information Reporting

Generally, we or certain financial middlemen must report information to the IRS with respect to any dividends we pay on our common stock including the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividends are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Dividends paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding. U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person.

Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or non-U.S., unless the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise meets documentary evidence requirements for establishing non-U.S. person status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. If backup withholding is applied to you, you should consult with your own tax advisor to determine whether you have overpaid your U.S. federal income tax, and whether you are able to obtain a tax refund or credit of the overpaid amount.

Foreign Accounts

In addition to, and separately from the withholding rules described above, U.S. federal withholding taxes may apply under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments, including dividends on our common stock, made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution agrees to undertake certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. The 30% federal withholding tax described in this paragraph cannot be reduced under an income tax treaty with the United States. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR U.S. FEDERAL NON-INCOME TAX LAWS SUCH AS ESTATE AND GIFT TAX.

PLAN OF DISTRIBUTION

We have engaged Roth Capital Partners, LLC, which we refer to herein as the Placement Agent, to act as our exclusive placement agent in connection with the offering pursuant to the terms and conditions of a placement agency agreement. The Placement Agent is not purchasing or selling any securities offered by this prospectus, and is not required to arrange for the purchase or sale of any specific number or dollar amount of securities, but will use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. Therefore, we may not sell the entire amount of Shares and Warrants being offered. There is no minimum amount of proceeds that is a condition to closing of this offering. We will make offers only to a limited number of qualified institutional buyers and accredited investors. We will enter into a securities purchase agreement directly with the institutional investors, at the investor’s option, who purchase our Shares and Warrants in this offering. The Placement Agent may retain one or more sub-agents or selected dealers in connection with the offering.

We and the Placement Agent have entered into a placement agency agreement (the “Placement Agency Agreement”) dated February 27, 2019. The Placement Agency Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

Fees and Expenses

Pursuant to the terms of the Placement Agency Agreement, in consideration for its placement agent services the Company has agreed to pay the Placement Agent a cash fee equal to 6.0% of the aggregate gross proceeds received by the Company in this offering.

We estimate total expenses of this offering, excluding the placement agent fees and expense reimbursement, will be approximately $200,000. The following table shows the per share and total fees we will pay to the Placement Agent assuming the sale of all of the shares offered pursuant to this prospectus.

	Per Share and (0.5) of a Warrant	Total (1)
Public offering price	$7.50	$25,000,000
Placement agent fees	$0.45	$1,500,000
Proceeds to us (before expenses) (2)	$7.05	$23,500,000

(1)	Assumes maximum offering is completed.
(2)

We anticipate the total expenses associated with this offering will be approximately $200,000. Because there is no minimum offering amount required as a condition on closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. The offering is expected to close on or about March 1, 2018, subject to customary closing conditions, without further notice to you. We have not arranged to place funds from investors in an escrow, trust or similar account.

The placement agency agreement provides that we will indemnify the placement agent against specified liabilities, including liabilities under the Securities Act. The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The Placement Agent or its affiliates have in the past and may in the future engage in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which they would receive customary fees and expenses. In addition, in the ordinary course of their business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

NOTICE TO INVESTORS

Notice to Investors in the United Kingdom

This prospectus supplement is only being distributed to and is only directed at (i) persons outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the ‘‘Order’’), or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons in (i), (ii) and (iii) above together being referred to as ‘‘relevant persons’’). The shares of our common stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the shares of our common stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of the contents of such documents. Persons distributing this document must satisfy themselves that it is lawful to do so.

In relation to anything to be done in the United Kingdom:

•

this prospectus supplement has only been communicated and will only be communicated in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’) does not apply to Roth Capital; and

•

each person involved in the issue of the shares of our common stock has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), an offer to the public of any shares of our common stock may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any shares of our common stock may be made (and this prospectus supplement), at any time under the following exemptions under the Prospectus Directive:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriters or underwriters nominated by Roth Capital for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the shares of our common stock shall require Roth Capital or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each purchaser of the shares of our common stock described in this prospectus supplement located in a Relevant Member State who receives any communication in respect of, or who acquires any shares of our common stock under, this offering will be deemed to have represented, warranted and agreed with each underwriter and Roth Capital (i) it is a ‘‘qualified investor’’ within the meaning of Article 2(1)(e) of the Prospectus Directive and (ii) in the case of any shares of our common stock acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares of our common stock acquired by it in this offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State, other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or where the shares of our common stock have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of the shares of our common stock to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this provision, the expression an ‘‘offer to the public’’ in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offering and the shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for the shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Relevant Member State.

LEGAL MATTERS

Fenwick & West, LLP, Mountain View, California, will pass upon certain legal matters relating to this offering. Ellenoff, Grossman  & Schole LLP, New York, New York, is acting as counsel to the Placement Agent in connection with this offering.

EXPERTS

The financial statements as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of Marcum LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, and in accordance therewith, file periodic reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act, with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of the registration statement but do not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement, and any other document that we file, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a website maintained by the SEC located at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents and reports listed below (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 16, 2018;

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 (filed with the SEC on May 10, 2018), June 30, 2018 (filed with the SEC on August 9, 2018) and September 30, 2018 (filed with the SEC on November 9, 2018);

•	our Current Reports on Form 8-K filed on January 11, 2018, January 12, 2018 (only with respect to Items 1.01 and 9.01 thereof), March 27, 2018, May 22, 2018, and February 27, 2019;

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12(g) of the Exchange Act on March 26, 2014, including any further amendment or report filed hereafter for the purpose of updating such description; and

•

all documents filed after the date of this prospectus supplement and prior to the termination of the offering hereunder pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

Information in this prospectus supplement supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in each of this prospectus supplement, the prospectus and the incorporated documents.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement or the prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

Corporate Secretary

Energous Corporation

3590 North First Street, Suite 210

San Jose, California 95134

(408) 963-0200

You can also find these filings on our website at www.energous.com. We are not incorporating the information on our website other than these filings into this prospectus supplement or the prospectus.

PROSPECTUS

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

We may from time to time issue, in one or more series or classes, up to $75,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities and/or warrants in one or more offerings. We may offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any of the securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will specify in the accompanying prospectus supplement the terms of the securities being offered. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in our securities.

We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions or discount arrangements, in the accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

Our common stock is traded on The Nasdaq Stock Market under the symbol “WATT.” On August 7, 2018, the closing price for our common stock, as reported on The Nasdaq Stock Market, was $14.05 per share. We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 5 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August 9, 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $75,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplement and any free writing prospectus together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context otherwise indicates, references in this prospectus to “Energous”, “we”, “our”, “us” and “the Company” refer, collectively, to Energous Corp., a Delaware corporation.

We own various U.S. federal trademark registrations and applications and unregistered trademarks, including our corporate logo. This prospectus and the information incorporated herein by reference contains references to trademarks, service marks and trade names referred to in this prospectus and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks or trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2017 and our other filings with the SEC listed below under the heading “Incorporation of Certain Information by Reference.” This summary does not contain all of the information you should consider in making your investment decision. Before deciding to invest in our securities, you should read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, and the information incorporated by reference herein in their entirety. You should carefully consider, among other things, the matters discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Our Company

Energous is the developer of a technology called WattUp® that consists of proprietary semiconductor chipsets, software, hardware designs and antennas that enables radio frequency-based charging for electronic devices, providing wire-free charging solutions for contact-based charging and at-a-distance charging, ultimately enabling charging with mobility under software control.

Our solution charges electronic devices by surrounding them with a focused, radio frequency energy pocket. We are engineering solutions that we expect to enable the wire-free transmission of energy for contact-based applications as well as far field applications of up to 15 feet. We are also developing our Far Field transmitter technology to seamlessly mesh (like a network of Wi-Fi routers) to form a wire-free charging network that will allow users to charge their devices as they move from room-to-room or throughout a large space.

We believe our proprietary technology can be utilized in a variety of devices, and our strategy is to support the development and proliferation of our WattUp® technology to form a ubiquitous wire-free charging ecosystem.

In November 2016, we entered into a Strategic Alliance Agreement with Dialog Semiconductor plc (“Dialog”), pursuant to which Dialog manufactures and distributes integrated circuit products incorporating our wire-free charging technology. Dialog is our exclusive supplier of these products for the general market.

We were incorporated in Delaware in October 2012. Our corporate headquarters is located at 3590 North First Street, Suite 210, San Jose, CA 95134. Our website can be accessed at www.energous.com. The information contained on, or that may be obtained from our website, is not, and shall not be deemed to be, part of this prospectus.

The Securities We May Offer

With this prospectus, we may from time to time issue, in one or more series or classes, up to $75,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities and/or warrants in one or more offerings. We may offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any of the securities registered hereunder, including any applicable antidilution provisions. Each time we offer securities, we will specify in the accompanying prospectus supplement the terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.00001 per share.

Preferred Stock

We may offer shares of our preferred stock, par value $0.00001 per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our board of directors will determine the terms of each series of debt securities being offered.

We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.

Ratio of Earnings to Fixed Charges

The following table sets forth, for each of the periods presented, our ratio of earnings to fixed charges. You should read this table in conjunction with the financial statements and notes incorporated by reference in this prospectus.

	Year Ended December 31,				Six Months Ended June 30, 2018
	2014	2015	2016	2017
Ratio of earnings to fixed charges(1)	N/A	N/A	N/A	N/A	N/A

(1)

For purposes of calculating the ratio above, earnings consist of income before income taxes plus fixed charges. Fixed charges typically include interest expense, non-cash interest expense, and an estimate of the interest expense within rental expense.

We did not record earnings for any of the years ended December 31, 2014, 2015, 2016, and 2017, or for the six months ended June 30, 2018. Accordingly, our earnings were insufficient to cover fixed charges for such periods and we are unable to disclose a ratio of earnings to fixed charges for such periods. The dollar amount of the deficiency in earnings available for fixed charges for the year ended December 31, 2014, 2015, 2016, and 2017 and for the six months ended June 30, 2018 was approximately $45.6 million, $27.6 million, $45.8 million, $49.4 million, and $25.7 million, respectively.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties referenced below and described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including the risks described in the documents incorporated herein by reference, including (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which are on file with the SEC and incorporated by reference into this prospectus, and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements. Forward-looking statements include all statements that are not historical facts and can be identified by the words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” and similar expressions that convey uncertainty of future events or outcomes.

These forward-looking statements are subject to many risks, uncertainties and assumptions, including those described in and incorporated by reference under the heading “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus, the documents incorporated by reference into this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part, with the understanding that our actual future results, levels of activity, performance, events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding research and development of our product candidates, expanding our manufacturing capabilities, increasing our working capital, acquisitions or investments in businesses, products or technologies that are complementary to our own and capital expenditures. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.00001 par value per share. As of June 30, 2018, there were 25,561,610 shares of our common stock outstanding, and no shares of preferred stock outstanding. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The shares of common stock are neither redeemable nor convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Our common stock is listed on The Nasdaq Stock Market under the symbol “WATT.”

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue from time to time up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors is also be able to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may be able to authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Registration Rights

The holders of shares of our common stock that were acquired pursuant to a certain Securities Purchase Agreement (“SPA”) with the Company dated June 28, 2017 are entitled to rights with respect to the registration of those shares (“Registrable Securities”) under the Securities Act. These registration rights terminate when the stockholder can sell its shares publicly under Rule 144 of the Securities Act without a volume limitation.

Demand Registration Rights

Under the SPA, we are required, as soon as reasonably practicable following the request of a stockholder with registration rights, prepare and file with the SEC a registration statement under the Securities Act covering the resale of such portion of the Registrable Securities requested by the stockholder. The Company shall not be obligated to file and have declared effective more than two registration statements per year, each including not less than 100,000 shares of Common Stock (as adjusted by any stock split, dividend or other distribution, recapitalization or similar event).

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

The following is a summary of certain provisions of Delaware law, our certificate of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and bylaws.

Effect of Delaware Anti-Takeover Statute.

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (defined below) with any interested stockholder (defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Effect of California Long-Arm Statute. We are a Delaware corporation, governed by the Delaware General Corporation Law. However, our headquarters, property and officers are located in California, and Section 2115 of the California Corporations Code purports to impose on corporations like the Company certain portions of California’s laws governing corporations formed under the laws of the State of California. While disputes have arisen regarding the enforceability of Section 2115, the statute purports to apply the California Corporations Code in the following areas of governance to corporations that meet the test for applicability of Section 2115: Chapter 1 (general provisions and definitions), to the extent applicable to the following provisions; Section 301 (annual election of directors); Section 303 (removal of directors without cause); Section 304 (removal of directors by court proceedings); Section 305, subdivision (c) (filling of director vacancies where less than a majority in office elected by shareholders); Section 309 (directors’ standard of care); Section 316 (excluding paragraph (3) of subdivision (a) and paragraph (3) of subdivision (f)) (liability of directors for unlawful distributions); Section 317 (indemnification of directors, officers, and others); Sections 500 to 505, inclusive (limitations on corporate distributions in cash or property); Section 506 (liability of shareholder who receives unlawful distribution); Section 600, subdivisions (b) and (c) (requirement for annual shareholders’ meeting and remedy if same not timely held); Section 708, subdivisions (a), (b), and (c) (shareholder’s right to cumulate votes at any election of directors); Section 710 (supermajority vote requirement); Section 1001, subdivision (d) (limitations on sale of assets); Section 1101 (provisions following subdivision (e)) (limitations on mergers); Section 1151 (first sentence only) (limitations on conversions); Section 1152 (requirements of conversions); Chapter 12 (commencing with Section 1200) (reorganizations); Chapter 13 (commencing with Section 1300) (dissenters’ rights); Sections 1500 and 1501 (records and reports); Section 1508 (action by Attorney General); Chapter 16 (commencing with Section 1600) (rights of inspection).

We believe it is likely that we meet the test for the application of Section 2115 and do not anticipate a specific time in the future when we would not meet such test. Section 2115, if applicable, would purport to require a different outcome for certain important activities fundamental to the governance of corporations, and you are encouraged to review the effect of Section 2115 to determine whether the differences from the Delaware General Corporation Law are important to you.

Our Charter Documents. Our certificate of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. Certain of these provisions are summarized in the following paragraphs.

Effects of Authorized but Unissued Common Stock. One of the effects of the existence of authorized but unissued common stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Action by Written Consent. Our certificate of incorporation provides that our stockholders may not act by written consent.

Advanced Notice. Our bylaws provide that stockholders who wish to bring nominations or other business before an annual meeting of the stockholders or a special meeting of the stockholders must provide us with notice of such proposed nomination or business within specified time frames and must provide us with information regarding the potential nominee or proposal.

Blank Check Preferred Stock. As noted above, our certificate of incorporation allows our Board to fix the designation, powers, preferences and rights of the shares of each series of preferred stock and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders.

Bylaw Amendment. Our certificate of incorporation provides our Board the ability to amend our bylaws without further vote or action by our stockholders.

Cumulative Voting. Our certificate of incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Exclusive Venue. Our certificate of incorporation provides that unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed to the Company or the Company’s stockholders by any director, officer or other employee of the Company, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Delaware Court of Chancery, or if the Delaware Court of Chancery determines that it does not have subject matter jurisdiction, the U.S. District Court for the District of Delaware or any court of the State of Delaware having subject matter jurisdiction regarding the matter.

Special Meeting of Stockholders. Our certificate of incorporation provides that a special meeting of stockholders may only be called by the President, the Chief Executive Officer, or the board of directors at any time and for any purpose or purposes as shall be stated in the notice of the meeting.

Vacancies. Our certificate of incorporation provides that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Group plc.

DESCRIPTION OF DEBT SECURITIES

General

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $75,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $75,000,000 . Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the series;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•

we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•

immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•

we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following specified procedures described in the indenture. These procedures allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

1. to register the transfer or exchange of such debt securities;

2. to replace temporary or mutilated, destroyed, lost or stolen debt securities;

3. to compensate and indemnify the trustee; or

4. to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•

to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•

U.S. Government Obligations (described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•

a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•

in the case of either legal defeasance or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•

in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•

in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. Dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock, common stock or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Fenwick & West LLP, Mountain View, California. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Energous Corp. as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, have been incorporated by reference herein in reliance upon the report of Marcum LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, file periodic reports and other information with the SEC. These periodic reports and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.energous.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only. You may also inspect these documents at our corporate headquarters at 3590 North First Street, Suite 210, San Jose, California 95134, during normal business hours.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 16, 2018;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31 from our definitive proxy statement on Schedule 14A, which was filed with the SEC on April 12, 2018, as amended by Amendment No. 1 on Schedule 14A, which was filed with the SEC on April 17, 2018;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 10, 2018;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on August 9, 2018;

•	our Current Report on Form 8-K filed with the SEC on May 22, 2018; and

•

the description of capital stock included in our registration statement on Form 8-A, filed with the SEC on March 26, 2014, and any amendments or reports filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost, by writing or telephoning us at 3590 North First Street, Suite 210, San Jose, California 95134; (408) 963-0200.

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.energous.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.